SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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H.B Fuller Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

Dear Shareholder:

Our 2009 Annual Meeting of Shareholders will be held on Thursday, April 16, 2009, at the H.B. Fuller Company headquarters in St. Paul, Minnesota. The meeting will begin promptly at 2:00 p.m. Please join us. Parking at our headquarters building for attendance at the meeting is complimentary.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Also enclosed is a copy of our 2008 Annual Report, including our Annual Report on Form 10-K. You can also view these materials on the Internet at www.hbfuller.com in the Investor Relations section.

Your vote is important, so please sign and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like to vote your shares.

Sincerely,

MICHELE VOLPI
President and Chief Executive Officer

March 2, 2009

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5158

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 16, 2009, at 2:00 p.m. Central Time

Place:	H.B. Fuller Company
1200 Willow Lake Boulevard
St. Paul, Minnesota

Items of Business:	The election of three directors named in the attached Proxy Statement for a three-year term.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 28, 2009.

The approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 18, 2009.

Voting by Proxy:	Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy card is mailed in the United States. Instead of mailing the proxy card, you may enter voting instructions by telephone at 1-800-560-1965 or via the Internet at www.eproxy.com/ful.

Annual Report:	H.B. Fuller’s 2008 Annual Report including our Annual Report on Form 10-K for the fiscal year ended November 29, 2008, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

March 2, 2009

i

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 16, 2009

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 16, 2009, and at any adjournment and reconvening of the meeting. We will begin mailing this Proxy Statement and the enclosed form of proxy on or about March 2, 2009.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that preceded this Proxy Statement. These include the election of three directors, ratification of the appointment of our independent registered public accounting firm and approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” all of the nominees for director, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 28, 2009 and “FOR” the approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 18, 2009, you are entitled to vote at the meeting.

As of the record date, 48,585,777 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller 401(k) Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instructions card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 48,585,777 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or via the Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

•	over the telephone by calling 1-800-560-1965;

•	electronically, using the Internet at www.eproxy.com/ful; or

•	by mailing the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using the paper proxy card, please return your signed proxy card to us before the meeting. You may also vote in person at the meeting.

If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instructions card.

What does it mean if I receive more than one proxy card or voting instructions card?

It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or via the Internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required for the proposals to be approved?

With respect to the election of directors, the three director nominees receiving the most votes for their election will be elected directors. With respect to approval of all other matters to come before the meeting, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each matter is required, provided that the total number of shares of Common Stock that vote on each proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of KPMG LLP. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question, and, therefore, will not affect the outcome of the vote with respect to that proposal. Your broker or nominee has discretionary authority to vote your shares on the election of directors and the ratification of KPMG LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote on management’s proposal to approve the H.B. Fuller Company 2009 Director Stock Incentive Plan without instructions from you.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year;

•	FOR the approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan; and

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy card or voting instructions card.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting in person at the meeting.

If you are a street name holder, please consult your broker, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $7,500 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Are the proxy and related materials available electronically?

Yes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 16, 2009

Our Proxy Statement and 2008 Annual Report, including our Annual Report on Form 10-K, are available on the H.B. Fuller Company website at www.hbfuller.com in the “Financial” section of the “Investor Relations” page (http://phx.corporate-ir.net/phoenix.zhtml?c=117108&p=irol-reportsannual).

Will the meeting consider any other business?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. If you wish to present a proposal at the 2010 Annual Meeting, please see “How can a shareholder present a proposal at the 2010 Annual Meeting?”

As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

How can a shareholder present a proposal at the 2010 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2010 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on November 2, 2009. The proposal must comply with Securities and Exchange Commission (SEC) regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such regulations and for a description of the steps required by our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal at the 2010 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than January 18, 2010 and no earlier than December 17, 2009. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2008 Annual Report on Form 10-K?

Our 2008 Annual Report, including our Annual Report on Form 10-K, for the year ended November 29, 2008, accompanies this Proxy Statement. The 2008 Annual Report, including our Form 10-K, is also available in the “Financial” section of our “Investor Relations” page of our website, www.hbfuller.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 30, 2009 (unless otherwise noted). The table also shows the beneficial ownership of H.B. Fuller Common Stock of all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired, in certain circumstances, within 60 days. As of January 30, 2009, our current directors and executive officers beneficially owned 845,373 shares of Common Stock. This represents approximately 1.72% of our shares outstanding as of the same date. “Shares outstanding” for this purpose includes options exercisable within 60 days and stock underlying phantom stock units that may be acquired, in certain circumstances, within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of H.B. Fuller Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
FMR LLC.	6,595,489	(1)	13.58%
Mairs and Power, Inc.	4,059,198	(2)	8.36%
Barclays Global Investors and Fund Advisors	3,293,967	(3)	6.78%
Juliana L. Chugg	5,146	(4)(5)	*
Knut Kleedehn	33,728	(4)	*
J. Michael Losh	49,433	(4)	*
Richard L. Marcantonio	6,947	(4)	*
Lee R. Mitau	81,585	(4)(5)	*
Alfredo L. Rovira	17,355	(4)	*
John C. van Roden, Jr.	16,673	(4)	*
R. William Van Sant	22,285	(4)	*
Michele Volpi	238,376	(6)	*
James R. Giertz	27,761	(7)	*
James C. McCreary, Jr.	113,962	(8)	*
Ann B. Parriott	42,978	(9)	*
James J. Owens	19,031	(10)	*
Timothy J. Keenan	57,321	(11)	*
All directors and executive officers as a group (19 people)	845,373	(12)	1.72%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 17, 2009 reporting beneficial ownership as of December 31, 2008. The holder reported that, FMR LLC, a parent holding company, has sole voting power over 70,100 shares and dispositive power over all of the shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser under the Investment Advisers Act of 1940, is the beneficial owner of 6,525,389 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 6,525,389 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, the Chairman of FMR LLC, are the predominant owners directly or through trusts of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned bank subsidiary of FMR LLC, beneficially owns 70,100 shares as a result of serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 70,100 shares and sole power to vote or to direct the voting of 70,100 shares owned by the institutional accounts managed by PGATC. The holder’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	This information is based on a Schedule 13G/A filed by the holder with the SEC on February 13, 2009 reporting beneficial ownership as of December 31, 2008. The holder reported that, as an investment adviser under the Investment Advisers Act of 1940, it furnishes investment advice to two investment companies and serves as an investment manager to certain other commingled group trusts and separate accounts. In this capacity, the holder has sole voting power over 3,553,400 shares and dispositive power over all of the shares. In addition, the holder disclaims beneficial ownership of all of the shares. Also, the interest of one person, Mairs and Power Growth Fund, Inc., an investment company registered under the Investment Company Act of 1940, in the Common Stock of H.B. Fuller Company, amounted to 3,100,000 shares at December 31, 2008. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(3)	This information is based on a Schedule 13G filed with the SEC on February 5, 2009 by the holder as a group including Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. reporting beneficial ownership as of December 31, 2008. The holder reported that the shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. In this capacity, the holder has sole voting power over 2,536,845 shares and sole dispositive power over all of the shares. The holder’s address is 400 Howard Street, San Francisco, California, 94105.

(4)	Includes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Juliana Chugg	3,820	Lee R. Mitau	39,402
Knut Kleedehn	22,790	Alfredo L. Rovira	15,416
J. Michael Losh	45,659	John C. van Roden, Jr.	1,712
Richard L. Marcantonio	4,214	R. William Van Sant	6,645

Excludes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that are not able to be acquired within 60 days. The number of units credited to each director participating in this plan is as follows:

Richard L. Marcantonio	16,857	John C. van Roden, Jr.	2,541
Lee R. Mitau	31,089	William R. Van Sant	30,137

None of the phantom stock units are entitled to vote at the meeting.

(5)	Includes the following shares of restricted Common Stock awarded under the 1998 Directors’ Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Juliana Chugg	1,326	Lee R. Mitau	16,107

(6)	Includes 80,631 shares of restricted Common Stock subject to forfeiture, 3,055 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, 125,135 shares that could be issued pursuant to stock options which are currently exercisable and 754 phantom stock units credited to Mr. Volpi’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the narrative accompanying the Nonqualified Deferred Compensation Table in this Proxy Statement that may be acquired, in certain circumstances, within 60 days. Excludes 3,080 phantom stock units credited to Mr. Volpi’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. None of the phantom stock units are entitled to vote at the meeting.

(7)	Includes 17,035 shares of restricted Common Stock subject to forfeiture and 726 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan.

(8)	Includes 8,589 shares of restricted Common Stock subject to forfeiture, 4,996 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, 82,539 shares that could be issued pursuant to stock options which are currently exercisable and 654 phantom stock units credited to Mr. McCreary’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes 4,597 phantom stock units credited to Mr. McCreary’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. None of the phantom stock units are entitled to vote at the meeting.

(9)	Includes 15,606 shares of restricted Common Stock subject to forfeiture, 842 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 21,517 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 478 phantom stock units credited to Ms. Parriott’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These phantom stock units are not entitled to vote at the meeting.

(10)	Includes 12,831 shares of restricted Common Stock subject to forfeiture.

(11)	Includes 14,315 shares of restricted Common Stock subject to forfeiture, 1,701 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan and 36,402 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 2,203 phantom stock units credited to Mr. Keenan’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These phantom stock units are not entitled to vote at the meeting.

(12)	Includes 172,770 shares of restricted Common Stock subject to forfeiture, 17,231 shares held in trust under H.B. Fuller’s 401(k) Thrift Plan, 339,164 shares that could be issued pursuant to stock options which are currently exercisable and 141,066 phantom stock units credited to executive officers’ and directors’ individual H.B. Fuller Common Stock accounts under the Key Employee Deferred Compensation Plan and the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes 91,264 phantom stock units credited to the individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan. Excludes 38,663 restricted stock units which are subject to forfeiture. Neither the restricted stock units nor any of the phantom stock units are entitled to vote at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website: www.hbfuller.com, in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2008, except for: (i) Ann B. Parriott, who filed one late report in December 2007 reporting the sale of Common Stock in her H.B. Fuller Company Thrift (401k) Plan account; (ii) John C. van Roden, who filed one late report in January 2008 reporting a distribution of deferred compensation under the Directors’ Deferred Compensation Plan into Common Stock; (iii) R. William Van Sant, who filed one late report in August 2008 reporting a distribution of deferred compensation under the Directors’ Deferred Compensation Plan into Common Stock; (iv) J. Michael Losh, who filed one late report in September 2008 reporting the deferral of directors fees under the Directors’ Deferred Compensation Plan; (v) Barry S. Snyder who filed an amended Form 3 to report shares of Common Stock purchased prior to his employment with the Company; and (vi) James J. Owens, who filed an amended Form 4 to correct the inadvertent use of incorrect award numbers for a stock option and restricted stock grant.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of nine directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I directors, consisting of Juliana L. Chugg, Richard L. Marcantonio and Alfredo L. Rovira, will expire at the annual meeting.

At the annual meeting, three persons are to be elected as Class I directors to hold a three-year term of office from the date of their election until the 2012 annual meeting and until their successors are duly elected and qualified. The three nominees for election as Class I directors are Juliana L. Chugg, Richard L. Marcantonio and Alfredo L. Rovira, all of whom are currently directors. All of the nominees have agreed to serve as a director if elected. Following the annual meeting, the Board will be comprised of nine directors. Pursuant to our Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class II directors, consisting of Knut Kleedehn, John C. van Roden, Jr. and Michele Volpi will expire at the annual meeting in 2010, and the term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the annual meeting in 2011. All of the directors were elected to the Board of Directors by the shareholders, except Ms. Chugg who was appointed to the Board of Directors effective April 2007. Ms. Chugg was initially brought to the attention of the Corporate Governance and Nominating Committee by our then-current Chief Executive Officer, and upon completion of the review process established by the Committee, was recommended by the Committee to the full Board of Directors for approval.

We will vote your shares as you specify when providing your proxy. You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you submit your proxy without voting instructions, we will vote your shares FOR the election of the three nominees. If, for any reason, any nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class I directors.

The three director nominees receiving the most votes for their election will be elected directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2009.

Class I (Term Ending in 2009)

Juliana L. Chugg
Age:	41
Director Since:	2007
Principal Occupation:	Senior Vice President, President Pillsbury USA, General Mills, Inc., a manufacturer and marketer of consumer food products, located in Minneapolis, Minnesota.
Business Experience:	Ms. Chugg has been with General Mills, Inc. since September 1996. Prior to her appointment as Senior Vice President and President, Pillsbury USA in 2006, she served as Vice President, President of Baking Division from August 2004 to June 2006. Prior to that appointment she served in Australia as the Managing Director of General Mills from June 1999 to August 2004. Prior to that appointment she served as the Marketing Director.
Richard L. Marcantonio
Age:	58
Director Since:	2004
Principal Occupation:	Chairman and Chief Executive Officer of G&K Services, Inc., a provider of uniform rental services, located in Minnetonka, Minnesota.
Business Experience:	Mr. Marcantonio has served as a director of G&K Services, Inc. since November 2003, and as Chairman and Chief Executive Officer since November 2005, prior to which he served as President and Chief Executive Officer from January 2004 to November 2005 and President and Chief Operating Officer from July 2002 to January 2004. From March 2002 until July 2002, Mr. Marcantonio served as President of the Industrial and Service Sectors at Ecolab, Inc., a leading global developer and marketer of cleaning and maintenance products. Mr. Marcantonio served as Executive Vice President of Ecolab’s Industrial and Service Sectors from January 2001 until March 2002.
Other Directorships:	Mr. Marcantonio is a director of G&K Services, Inc.

Alfredo L. Rovira
Age:	63
Director Since:	2003
Principal Occupation:	Managing partner of the law firm of Brons & Salas, and Co-Chairman of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.
Business Experience:	Mr. Rovira has been associated with Brons & Salas since 1970, has served as managing partner since April 1992, and has served, first as Chairman since 1984 and later as Co-Chairman of the Corporate Law Department, since April 1992. At Brons & Salas, Mr. Rovira has had extensive experience as an arbitrator involving both domestic and multinational companies. He has also written and taught extensively on legal topics.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. The Corporate Governance and Nominating Committee will review all nominees to the Board of Directors, including an assessment of a nominee’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite any nominee to join or stand for re-election to the Board. If appropriate in the future, the Committee may engage a third party search firm for a fee to assist in the process of identifying potential nominees. The Committee also will consider candidates recommended by any shareholder using the same criteria set forth above. No shareholder identified any candidate during fiscal year 2008.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms also provided the following information about themselves as of January 31, 2009.

Class II (Term Ending in 2010)

Knut Kleedehn
Age:	71
Director Since:	2001
Principal Occupation:	Private Investor
Business Experience:	Mr. Kleedehn was with Bayer AG, a global health care, nutrition and high tech materials company, from 1960 to 2001. At Bayer, he served in a series of senior management roles as President and Senior Country Representative of Bayer for Japan and Korea, co-chair of Bayer do Brasil, General Manager of Bayer’s Pigments and Ceramics Division, and CEO of three Bayer chemical divisions and several subsidiaries.

John C. van Roden, Jr.
Age:	59
Director Since:	2003
Principal Occupation:	Private Investor
Business Experience:	Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of Glatfelter, Inc. in February 2005 and served in that capacity until January 2007, at which time he became a consultant. From 2003 to February 2005 he served as Senior Vice President and Chief Financial Officer of Glatfelter, Inc. He served as Senior Vice President and Chief Financial Officer at Conectiv, an energy company located in Wilmington, Delaware, from 1998 to 2003 and at Lukens, Inc., a specialty steel producer located in Coatesville, Pennsylvania, from 1982 to 1998.
Other Directorships:	Mr. van Roden is a director of Airgas, Inc., Penn Virginia GP Holdings, L.P. and Horsehead Corporation.
Michele Volpi
Age:	44
Director Since:	2006
Principal Occupation:	President and Chief Executive Officer, H.B. Fuller Company.
Business Experience:	Mr. Volpi was appointed President and Chief Executive Officer of H.B. Fuller Company in December 2006. He was Group President, General Manager of the Global Adhesives Division of H.B. Fuller Company from December 2004 to December 2006. Prior to that position, he served as Global Strategic Business Unit Manager, Assembly for H.B. Fuller Company from June 2002 to December 2004. From 1999 to June 2002, Mr. Volpi served as General Manager, Marketing for General Electric Company.

Class III (Term Ending in 2011)

J. Michael Losh
Age:	62
Director Since:	2001
Principal Occupation:	Private Investor
Business Experience:	Mr. Losh was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, located in Dublin, Ohio, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation (now a wholly-owned subsidiary of Asahi Tec Corporation), a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Corporation from 1964 to 2000. At General Motors he served in a variety of operating and financial posts in the U.S., Mexico and Brazil, including general manager of both the Pontiac and Oldsmobile divisions. From 1994 to 2000, Mr. Losh was Chief Financial Officer of General Motors.
The Board of Directors has determined that Mr. Losh is an audit committee financial expert as that term is defined under the rules of the SEC.

Other Directorships:

AON Corporation, AMB Property Corp., Cardinal Health, Inc., MASCO Corporation, and TRW Automotive Holdings Corporation.

In addition to H.B. Fuller, Mr. Losh serves on the audit committees of AMB Property Corp., Cardinal Health, Inc., MASCO Corp. and TRW Automotive Holdings Corp. The Board of Directors of H.B. Fuller has determined that such simultaneous service does not impair Mr. Losh’s ability to effectively serve on our Audit Committee. This determination reflects Mr. Losh’s experience and understanding of financial statements, accounting principles and controls and audit committee functions gained throughout his professional career, and his availability to devote time and attention to his service on each committee.

Lee R. Mitau
Age:	60
Director Since:	1996, Chairman of the Board since December 2006.
Principal Occupation:	Executive Vice President and General Counsel, U.S. Bancorp, a bank holding company headquartered in Minneapolis, Minnesota.
Business Experience:	Mr. Mitau has been Executive Vice President and General Counsel of U.S. Bancorp since 1995.
Other Directorships:	Mr. Mitau is Chairman of the Board of Graco Inc.
R. William Van Sant
Age:	70
Director Since:	2001
Principal Occupation:	Operating Partner, Stone Arch Capital, LLC, a private equity fund based in Minneapolis, Minnesota.
Business Experience:	Mr. Van Sant joined Stone Arch Capital, LLC as an Operating Partner in January 2008. He served as President and Chief Executive Officer of Paladin (a Dover Company), a manufacturer of heavy-duty construction products headquartered in Cedar Rapids, Iowa, from August 2006 to December 2007. He previously served as Chairman at Paladin from July 2005 to August 2006 and as Chairman and Chief Executive Officer of Paladin from October 2003 to July 2005. Mr. Van Sant was also an Operating Partner of Norwest Equity Partners, a leveraged buyout capital firm headquartered in Minneapolis, Minnesota, from 2001 to August 2006. He was Chairman, Director and Chief Executive Officer of Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March 2001.
Other Directorships:	Mr. Van Sant is a director of Graco Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board has followed in governing H.B. Fuller. The guidelines are available for review on our website: www.hbfuller.com, in the “Governance” section of the Investor Relations page. A printed copy of the guidelines may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website at www.hbfuller.com, in the “Governance” section of the Investor Relations page. A printed copy of the Code of Business Conduct may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Communications with Directors

Any shareholder or other interested party may contact the Board, any committee or an individual director, by mailing a letter addressed to the Board, committee or individual director in care of the Corporate Secretary. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products, job applications or resumes, and any material that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (NYSE), the Board has determined that all current Board members, other than Mr. Volpi, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board of Directors reviewed certain transactions between H.B. Fuller and our directors, their immediate family members and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. All of the transactions were either banking or lending type transactions or standard customer-supplier transactions.

The Board considered lending, trustee and credit card services between the Company and the following company at which a current director is an officer:

•	U.S. Bank (a commercial bank providing banking, brokerage, insurance, investment, mortgage, trust and payment services), of which Lee R. Mitau is the Executive Vice President and General Counsel.

The Board considered customer-supplier transactions between the Company and the following companies at which a current director is an employee or officer:

•

Les Services G&K (Quebec) Inc., G&K Services Inc.’s Canadian subsidiary (a provider of uniform and facility services), of which Richard L. Marcantonio is Chairman of the Board and Chief Executive Officer, and

•	General Mills, Inc. (a manufacturer and marketer of consumer food products), of which Juliana Chugg is a Senior Vice President.

Meetings of the Board and Board Committees

Directors are expected to attend the annual meeting of shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. The Board and the Compensation Committee each held six scheduled meetings during the 2008 fiscal year. The Corporate Governance and Nominating Committee held five meetings during the 2008 fiscal year. The Audit Committee held ten meetings during the 2008 fiscal year, five of which were teleconference meetings. During the fiscal year, the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served. In addition, all but one of the then-serving directors attended our Annual Meeting of shareholders held on April 3, 2008.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website: www.hbfuller.com in the “Governance” section of the Investor Relations page. Printed copies of these charters may also be obtained by sending a request to the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

J. Michael Losh (Chair)	Richard L. Marcantonio
Juliana L. Chugg	Alfredo L. Rovira

Number of Meetings in fiscal year 2008:    Ten

Functions:    The Audit Committee appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. This Committee also monitors compliance with our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. Independence is considered and determined by the Board of Directors. The Board of Directors has also determined that Mr. J. Michael Losh satisfies the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2008 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Lee R. Mitau
Knut Kleedehn	John C. van Roden, Jr.

Number of Meetings in fiscal year 2008:    Six

Functions:    The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other benchmark information related to trends and competitive practices in executive compensation. During 2008, management used Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) as an outside compensation consultant, with the knowledge and agreement of the Compensation Committee. Information provided by Towers Perrin to management was made available to the Committee. During 2008, management requested Towers Perrin to conduct market research on CEO compensation, non-employee director total compensation, and executive severance agreements. They were asked to compare our practices regarding these areas with the prevailing market practice and to provide observations. For the CEO compensation and non-employee director total compensation, management provided this information to the Compensation Committee for their review. For the executive severance agreements, Towers Perrin presented their findings to the Compensation Committee. Towers Perrin also provides actuarial, benefits and medical plan consulting services to H.B. Fuller. Management also uses Hewitt Associates as an outside compensation consultant to provide a Black-Scholes value of H.B. Fuller stock to be used in stock option calculations. During 2008, Hewitt Associates also provided market compensation survey information. See discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. Independence is considered and determined by the Board of Directors. The Committee operates under a written charter adopted by our Board, which is reviewed annually. A copy of the charter is available on our website: www.hbfuller.com in the “Governance” section of the Investor Relations page. The Compensation Committee Report for fiscal year 2008 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	John C. van Roden, Jr.
Knut Kleedehn	R. William Van Sant

Number of Meetings in fiscal year 2008:    Five

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including reviewing our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

This Committee considers shareholder recommendations for potential director nominees. Suggestions may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. Independence is considered and determined by the Board of Directors.

Presiding Director

Lee R. Mitau was elected non-executive Chairman of the Board effective in December 2006, and in this capacity, acted as the Presiding Director at Board of Director Meetings and executive sessions of the non-management directors, during fiscal year 2008. If the Chairman of the Board of Directors is not the CEO or an executive officer of H.B. Fuller, then he/she serves as the Presiding Director. Otherwise, the Chair of the Corporate Governance and Nominating Committee serves as the Presiding Director.

Director Retirement

Directors have a term limit of 15 years and a mandatory retirement age of 72. A director who is ending his or her service due to the 15 year term limit will conclude his or her service at the end of the term in which the limit is reached. A director who is ending his or her service due to reaching the mandatory retirement age of 72 will end such term at the regular meeting of the Board immediately following the director’s 72nd birthday.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2007, the Board of Directors adopted a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director and their immediate family members. In general, the policy provides that certain transactions with these related persons and their immediate family members and certain transactions with any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2008, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors and their family members, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the philosophy and practice for boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50% also applies to our director compensation.

2008 Review of Director Compensation

At the July 2008 meeting, the Compensation Committee reviewed a market analysis conducted by Towers Perrin relating to overall director compensation competitiveness, including annual board retainers, board meeting fees, committee meeting fees, committee chair retainers and annual stock based awards. The market analysis included 22 chemical companies in the $1-3 billion revenue category and 29 companies in the general industry $1-$3 billion category. As a result of this market analysis and additional information provided by management, the Compensation Committee approved an increase in the discretionary stock-based award to directors from 1.4 times the annual retainer to 1.5 times the retainer to align more closely with the market. This was an increase in the target award value of Common Stock Units from $49,000 to $52,500. The Committee approved an award value of $52,500 per director to be divided by the fair market value on July 31, 2008 to establish the number of units awarded. As a result, 2,100 Common Stock Units were awarded to each director.

Cash Fees

The following fees are paid to our non-employee directors:

Annual Board retainer	$35,000
Annual retainer for non-executive Chairman of the Board	$60,000	*
Special annual retainer for R. William Van Sant	$30,000	*
Annual retainer for Audit Committee Chair	$10,000
Annual retainer for Compensation Committee Chair and Corporate Governance and Nominating Committee Chair	$7,500
Daily attendance fee for each Board meeting	$1,000
Attendance fee for each Committee meeting, either in person or via telephone	$1,000
Attendance fee for each Committee ad-hoc telephone meeting	$500

*	From December 2007 through August 31, 2008, the annual retainer for the non-executive Chairman of the Board was $75,000. Based on competitive market data provided by Towers Perrin, management recommended increasing the retainer to $90,000. The Committee decided to add a special annual retainer for R. William Van Sant for special advice and services provided to the Chairman of the Board and the President and CEO. The Committee’s intent was not to exceed a total of $90,000 for the retainers for Lee R. Mitau and R. William Van Sant. The Committee determined to revise the annual retainer for Lee R. Mitau in his capacity as the non-executive Chairman of the Board, reducing the annual retainer from $75,000 to $60,000 effective September 1, 2008. The Committee approved an additional annual Board retainer of $30,000 to R. William Van Sant effective September 1, 2008.

Mr. Volpi, our President and Chief Executive Officer, does not receive separate compensation for serving as director nor for attendance at any meeting.

Travel Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business. If a non-employee director must travel to and from a meeting held in the United States on a day other than the day in which he/she receives any board or meeting fees, the director will be reimbursed $500 per day. For meetings held outside the United States and in the western hemisphere, non-employee directors are reimbursed $500 for travel each way. For meetings held outside the United States and in the eastern hemisphere, non-employee directors are reimbursed $1,000 for travel each way. The purpose of these payments is to reimburse non-employee directors fairly and equitably for significant travel time spent to and from H.B. Fuller Board of Directors meetings and/or Committee meetings.

Equity Awards

In addition to the retainer, meeting and attendance fees described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or an award of Common Stock units to each non-employee director. During fiscal year 2008, the Compensation Committee made a discretionary award of 2,100 H.B. Fuller Common Stock units to each non-employee director under the Directors’ Deferred Compensation Plan. This plan is described below.

In addition, each director typically receives a one-time grant of H.B. Fuller Common Stock (or its equivalent) upon his/her initial election to the Board. These Common Stock (or its equivalent) awards are granted under our Directors’ Stock Incentive Plan, which is described below. These shares vest four years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their retainer, attendance and meeting fees. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any fees. Directors who elect their retainer, attendance or meeting fees to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainer, attendance or meeting fees into the H.B. Fuller Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in H.B. Fuller Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s Common Stock account under this plan. As described above, during fiscal year 2008, the Committee exercised this discretion and awarded each non-employee director 2,100 H.B. Fuller Common Stock units under this plan.

Any amounts deferred under this plan are paid in shares of H.B. Fuller Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

Directors’ Stock Incentive Plan

Under this plan, which expired in April 2008, we had the authority to issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock were issued under this plan to satisfy any requirements under the Directors’ Deferred Compensation Plan. The Compensation Committee determined the type, amount and other terms and conditions of any awards under this plan. A new plan, the H.B. Fuller Company 2009 Director Stock Incentive Plan, is summarized in the section titled “Proposal 3—Approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan” in this Proxy Statement and it is subject to shareholder approval. Under this plan, we will have the authority to issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards, stock awards or other stock-based awards. The discretionary awards given to the directors in July 2008, and deferrals made by directors after the expiration of the old plan, are conditioned on shareholder approval of this new plan. If shareholders do not approve the new plan, the awards will be satisfied in cash, not in Common Stock.

Physical Examinations

Non-employee directors are reimbursed for an annual physical examination and related expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Matching Gifts to Education Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table—2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Juliana L. Chugg	59,500	46,222	-0-	352	106,074
Knut Kleedehn(4)	59,500	29,831	-0-	8,987	98,318
J. Michael Losh(5)	66,000	28,905	-0-	13,874	108,779
Richard L. Marcantonio(6)	59,500	38,978	-0-	6,698	105,176
Lee R. Mitau(7)	135,750	31,680	-0-	19,555	186,985
Alfredo Rovira	64,000	37,055	-0-	7,194	108,249
John C. van Roden, Jr.(8)	56,500	38,997	159	9,539	105,195
R. William Van Sant(9)	71,000	28,471	-0-	8,100	107,571

(1)	This column shows the dollar amounts recognized in our fiscal year 2008 financial statements in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”). A discussion of the assumptions used in calculating these values may be found in Note 3 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 29, 2008. Each director received an award of 2,100 common stock units on July 31, 2008 with a SFAS 123R full award value of $52,500.

No non-employee director holds any stock options. The aggregate number of shares of restricted H.B. Fuller common stock and deferred stock units held by each non-employee director as of November 29, 2008 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Common Stock Units (#)
Juliana L. Chugg	1,326	3,820
Knut Kleedehn	0	21,977
J. Michael Losh	0	44,953
Richard L. Marcantonio	2,733	20,798
Lee R. Mitau	16,107	69,824
Alfredo Rovira	0	15,415
John C. van Roden	0	3,820
R. William Van Sant	0	36,115

(2)	Amount reported represents the amount of interest accrued during the fiscal year on the director’s account in the Directors’ Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate.

(3)	These amounts represent the following: for Ms. Chugg, dividends paid on unvested restricted stock of $352; for Mr. Kleedehn, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $5,950, a director physical (including reimbursement of travel expenses) of $2,126 and a related tax gross up of $911; for Mr. Losh, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $6,600, a matching gift by H.B. Fuller to a qualified educational institution of $1,000 and a tax gross up paid in fiscal year 2008 relating to a director physical in fiscal 2007 of $6,274; for Mr. Marcantonio, dividends paid on unvested restricted stock of $748 and a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $5,950; for Mr. Mitau, dividends paid on unvested restricted stock of $4,980, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $13,575, and a matching gift by H.B. Fuller to a qualified educational institution of $1,000; for Mr. Rovira, a director physical (including reimbursement of travel expenses) of $5,140 and a related tax gross up of $2,054; for Mr. van Roden, dividends paid on unvested restricted stock of $764, a matching gift by H.B. Fuller to qualified educational institutions of $1,000, a director physical (including reimbursement of travel expenses) of $4,809 and a tax gross up paid in fiscal year 2008 relating to a director physical in fiscal 2007 of $2,966; and for Mr. Van Sant, a 10% company match pursuant to the 2003 Directors’ Deferred Compensation Plan in the amount of $7,100 and a matching gift by H.B. Fuller to a qualified educational institution of $1,000.

(4)	Mr. Kleedehn elected to receive 100% of his annual retainer and meeting fees in shares of Common Stock units in lieu of cash. That election resulted in the conversion of $59,500 into 2,984 shares of Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(5)	Mr. Losh elected to receive 100% of his annual retainer and meeting fees in shares of Common Stock units in lieu of cash. That election resulted in the conversion of $66,000 into 3,270 shares of Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(6)	Mr. Marcantonio elected to receive 100% of his annual retainer and meeting fees in shares of Common Stock units in lieu of cash. That election resulted in the conversion of $59,500 into 2,973 shares of Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(7)	Mr. Mitau elected to receive 100% of his annual retainer and meeting fees in shares of Common Stock units in lieu of cash. That election resulted in the conversion of $135,750 into 6,680 shares of Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(8)	Mr. van Roden elected to receive 100% of his annual retainer and meeting fees into a deferred cash account in the Directors’ Deferred Compensation Plan.

(9)	Mr. Van Sant elected to receive 100% of his annual retainer and meeting fees in shares of Common Stock in lieu of cash. That election resulted in the conversion of $71,000 into 3,639 shares of Common Stock. This amount does not include any dividend equivalents or match paid by the Company.

Stock Ownership Guidelines

We have and maintain goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2008 stock values. At the time of this review, all directors had met or exceeded this goal except for Ms. Chugg who became a director in April 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “named executive officers”). This discussion and analysis focuses on the information contained in the tables and accompanying footnotes and narrative for fiscal year 2008 which follow this Compensation Discussion and Analysis. We discuss compensation actions taken during fiscal years 2007 and 2009 to the extent they enhance the understanding of our executive compensation program for fiscal year 2008.

The Compensation Committee of the Board of Directors oversees the compensation programs and practices for named executive officers and other key executive officers and directors. The Compensation Committee reviews and approves compensation, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and supplemental benefits, employment agreements, severance arrangements, change in control provisions and other executive compensation items for our executive officers.

The Compensation Committee annually reviews and approves compensation for our non-employee directors, including retainers, fees, stock-based awards and other compensation and expense items. This review is discussed under the “Director Compensation” section of this Proxy Statement.

The processes and procedures for the Compensation Committee oversight of compensation programs are discussed in the “Corporate Governance” section of this Proxy Statement.

Philosophy

The philosophy behind and goal of our executive compensation program (which includes all the named executive officers) is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance, thus creating long-term value for our shareholders. To that end, we have designed and implemented our compensation programs for our executive officers to meet three principal objectives:

•	Attract, motivate, reward and retain executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value, without the taking of undue risk; and

•	Support H.B. Fuller’s core values and culture by promoting internal pay equity and external competitiveness.

To meet these objectives, H.B. Fuller has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in the general industry, as well as the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options, restricted stock and/or restricted stock units to increase long-term shareholder value while aligning the interests of our executive officers with those of our shareholders.

These guidelines are considered by the Compensation Committee when the various elements of the executive compensation program are being assessed. We strive to keep each individual element of compensation at or near the market median/50th percentile, therefore keeping our total compensation at or near market median.

Key Elements of the Executive Compensation Program

The key elements of the executive compensation program are:

•	base salary;

•	short-term incentive;

•	long-term incentive; and

•	other benefits (including retirement and supplemental plans, severance, change-in-control and employment agreements and perquisites).

Many of our compensation elements simultaneously fulfill one or more of our stated objectives. In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to H.B. Fuller’s performance, such as H.B. Fuller’s earnings, revenue growth, and business-unit-specific operational and financial performance. Other considerations include H.B. Fuller’s business objectives, its fiduciary and corporate responsibilities (including internal pay equity considerations and affordability), competitive practices and trends, and regulatory requirements. In deciding on the type and amount of compensation for each executive officer, we focus on both the current pay and the opportunity for future compensation. We combine the compensation elements for each executive officer in a manner we believe optimizes the executive officer’s contribution to H.B. Fuller.

Competitive Market

We define our market as a broad range of companies across general industry in the $1-3 billion in revenue category as well as companies in the chemical industry in the $1-3 billion revenue category. We chose this revenue category because revenue from our prior fiscal year was, and revenue from fiscal 2008 was expected to be, in this range. We use published survey data from Hewitt Associates and Towers Perrin for our executive compensation analysis. H.B. Fuller participates in both of these surveys. The Hewitt Associates survey includes 428 companies and is titled “2007 Hewitt TCM (Total Compensation Measurement) Executive Total Compensation by Industry”; the Towers Perrin survey includes 803 companies and is titled “U.S. CDB General Industry Executive Database 2007 Descriptive Statistics Report.” For chemical industry data, we rely on data provided by Towers Perrin for chemical companies in the $1-3 billion revenue category. The companies represented in the chemical company data vary depending on the position we are reviewing. Not all companies provide data for every position in a survey. When analyzing compensation paid to named executive officers serving in non-corporate positions, we also use specific data for comparable operating business positions from the published surveys, including Towers Perrin and Hewitt sources. We use these surveys because they are sources for reliable market information. When we refer to market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to these surveys.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our Chief Executive Officer, Michele Volpi (CEO), taking into account the Board of Directors’ review and assessment of the performance of the CEO, competitive market data from compensation consultants and information from our human resources personnel. The Compensation Committee discusses the CEO’s compensation package without him present.

The Compensation Committee reviews and approves all elements of compensation for executive officers, taking into account the recommendations of the CEO, as well as competitive market data and information from our human resources personnel. The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation programs, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. Mr. Volpi attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management.

The Compensation Committee has final authority to make decisions with respect to the compensation of our executive officers. The Compensation Committee also has authorized Mr. Volpi to make salary adjustments and short-term incentive (bonus) decisions for all employees other than executive officers under guidelines approved by the Compensation Committee.

Annual Cash Compensation

•	Base Salary

In General.    We provide a base salary to our executive officers to attract and retain high caliber executive talent and because base salary is an element of compensation that is provided by companies that we compete with to obtain talent. Base salaries are set to reflect the complexity and importance of a position, the experience each executive officer brings to the position, as well as the market rate paid for such positions. Each executive officer’s job is positioned in a salary grade based upon market data and internal leveling of positions. Merit increases in base salary are tied to annual performance reviews and are subject to salary ranges based on market data. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile.

Fiscal 2008 Salary Increases.    The Compensation Committee reviews and considers the annual performance of the CEO and determines a merit increase. The Compensation Committee also reviews and considers the annual performance of, and proposed merit increases for, each executive officer in November or early December of each year effective for the next fiscal year. The amount of annualized base salary and year-over-year increase for each of the named executive officers in fiscal year 2008 is set forth in the following table. Annual merit increases are typically effective on December 1st regardless of the actual date of the fiscal year-end.

	Base Salary as of 12/1/2006 ($)		Base Salary as of 12/1/2007 ($)		Annualized Percent Increase from FY 2007 to FY 2008 (%)
Michele Volpi	457,400	(1)	710,000	(1)	55	%(1)
James R. Giertz	n/a		410,000	(2)	n/a	(2)
James C. McCreary, Jr.	262,447		278,037		6%
Ann B. Parriott	292,600		306,188		4.6%
James J. Owens	n/a		410,000	(3)	n/a	(3)
Timothy J. Keenan	246,421		257,806		4.6%

(1)	Mr. Volpi’s salary for fiscal year 2007 was effective 12/3/2006, the date of his appointment as President and Chief Executive Officer. He received a mid-year salary increase effective 7/1/2007 from $457,400 to $567,400 as part of a staged increase discussed below.

(2)	Mr. Giertz began his employment with the Company as Senior Vice President, Chief Financial Officer on March 3, 2008. His annualized base salary for fiscal 2008 was $410,000.

(3)	Mr. Owens began his employment with the Company on August 25, 2008. His annualized base salary for fiscal 2008 was $410,000.

Analysis of Fiscal 2008 Base Salary.     Towers Perrin conducted an analysis of CEO compensation prior to Mr. Volpi’s promotion in December 2006. The Compensation Committee reviewed the analysis and decided to regularly review Mr. Volpi’s base salary and provide staged increases to establish a salary competitive with the market for CEOs with revenue responsibility of similar-sized companies. The Compensation Committee increased Mr. Volpi’s base salary 49% from fiscal 2006 to 2007 in connection with his promotion to our Chief Executive Officer as of December 3, 2006. The Compensation Committee increased Mr. Volpi’s salary 24% (to $567,400) effective as of July 1, 2007 in connection with his promotion and as part of the staged increase. For fiscal 2008, the Compensation Committee reviewed market data on CEO pay from a report provided by Towers Perrin. The market data referenced in this report represented a range of external pay levels and was intended to inform rather than determine a pay decision. The report by Towers Perrin included information from the Towers Perrin survey previously referenced and an additional 27 companies.1 After a review of this data, the Compensation Committee decided to award Mr. Volpi with an additional staged increase of 25% to $710,000, effective December 1, 2007. No further adjustments were made to Mr. Volpi’s salary during fiscal 2008.

Mr. Giertz was hired as Senior Vice President, Chief Financial Officer on March 3, 2008. As Senior Vice President and Chief Financial Officer, Mr. Giertz receives an annual base salary of $410,000. Mr. Giertz’s base salary falls in the third quartile of his salary range. His salary is higher than the midpoint in his salary range to reflect Mr. Giertz’s extensive experience in both finance (as a CFO) and in operations. Prior to joining H.B. Fuller, he held key leadership positions in several companies. Mr. McCreary’s base salary is reflective of his role as our corporate controller. Mr. McCreary was interim Chief Financial Officer from February 16, 2007 through March 2, 2008. Mr. McCreary’s fiscal 2008 base salary falls in the top quartile of his salary range based on his tenure in the role and performance. His merit increase of 6% is reflective of his outstanding performance in a role as both corporate controller and interim CFO during the 2007 fiscal year.

Ms. Parriott’s fiscal 2008 base salary is in the third quartile of her salary range. Her salary is higher than the midpoint to reflect Ms. Parriott’s prior leadership experience and her contributions in her role. Her merit increase of 4.6% is reflective of her performance in her role as Vice President of Human Resources. Mr. Owens was hired as Senior Vice President, North America on August 25, 2008. Mr. Owens’ fiscal 2008 base salary is in the third quartile of his salary range. His salary is higher than the midpoint of the salary range to reflect Mr. Owens’ extensive experience in the chemical industry. Mr. Keenan’s 2008 base salary is in the first quartile of his salary range due to the fact that he was originally promoted to his position low in the salary range. His merit increase of 4.6% is reflective of his performance in his role as Vice President, General Counsel and Corporate Secretary.

•	Annual Short-Term Incentive Program

In General.     We provide an annual short-term-incentive plan (cash bonus) for our named executive officers in order to attract and retain high caliber executive talent, to motivate executive officers to achieve our corporate goals that enhance shareholder value and because similar short-term incentive awards are provided by companies that we compete with to obtain talent. Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels, together with the executive officer’s base salary, would result in base salary and short-term incentive compensation equal to competitive market levels of such compensation based on market

[1]	Applied Industrial Technologies Inc., Artic Cat Inc., Briggs & Stratton Corp., Carpenter Technology Corp., Chesapeake Corp., Cubic Corp., Donaldson Co Inc., Esterline Technologies Corp., Graco Inc., Herman Miller Inc., Kennametal Inc., Landstar System Inc., La-Z-Boy Inc., Modine Manufacturing Co., Glatfelter, Patterson Companies Inc., Pentair Inc., Polaris Industries Inc., Saia Inc., Select Comfort Corp., Teleflex Inc., Tennant Co., Texas Industries Inc., Toro Co., Valmont Industries Inc., Werner Enterprises Inc. and Worthington Industries, Inc.

data. The target percentage opportunities are established to generally reflect competitiveness at the market median/50th percentile. Payments under the short-term incentive program can range from no payment to a payment higher than the target, based upon H.B. Fuller results, business unit or function results and individual performance.

Short-Term Incentive Plan Funding.     Under the short-term incentive plan, the Compensation Committee annually approves a net operating income target for purposes of funding the short-term incentive plan. Net operating income was selected as the measure because it comprehensively reflects a key component of overall company performance. For the purpose of the short-term incentive plan, net operating income is defined as gross profit less sales, general and administrative expenses, less taxes at H.B. Fuller’s effective tax rate. If H.B. Fuller achieves at least 80% of the net operating income target, the plan will be funded. The funding level/pool varies based on corporate financial performance as measured by net operating income. As the funding level/pool increases, the cash bonuses paid to the executive officers may also increase.

The chart below shows the various funding levels for executive officers and the CEO based on corporate performance. An individual executive officer may receive a cash bonus that is higher or lower than the funding level target below due to that individual’s performance and the performance of their function. The CEO may receive a cash bonus that is lower than the funding level target indicated below due to his individual performance and the overall Company performance. The maximum opportunities for the CEO in the table below were established to ensure that the CEO has similar bonus opportunities as other executive officers (due to the Compensation Committee’s ability to exercise upward discretion for executive officers other than the CEO) and to ensure tax deductibility in compliance with Internal Revenue Code Section 162(m).

Corporate Financial Performance (Budgeted Net Operating Income)	Funding Level (as a percent of target)	CEO Target/Maximum opportunity (as a percent of target)
130%	200%*	200	%/250%
125%	180%*	180	%/250%
120%	150%	150	%/250%
115%	138%	138	%/250%
110%	125%	125	%/200%
105%	113%	113	%/200%
100%	100%	100	%/200%
95%	88%	88	%/125%
90%	75%	75	%/125%
85%	63%	63	%/100%
80%	50%	50	%/100%
<80%	0%	0	%/0%

*	These funding levels apply to Mr. Giertz, Ms. Parriott, Mr. Owens and Mr. Keenan.

Short—Term Incentive Plan Targets for Named Executive Officers.     Each named executive officer has a target percentage of his/her base salary for his/her award. The following table illustrates the targeted percentage of base salary for each of the named executive officers for fiscal year 2008.

Target Payout as a % of Base Salary
Michele Volpi	100%
James R. Giertz	56%
James C. McCreary, Jr.	38%
Ann B. Parriott .	48%
James J. Owens	56%
Timothy J. Keenan	48%

Eligible base salary does not include short-term and long-term disability payments and represents the salary earned throughout the fiscal year. The annual short-term incentive plan is designed to support both individual and business performance. Therefore, there are two components of a named executive officer’s award that are equally weighted, with 50% of the award based on individual performance and 50% based on business performance. The equal weighting signifies the philosophy that both components are equally important and focuses attention on performance achievement at individual and business levels. To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer’s short-term incentive award, with input from the CEO (other than with regard to his own award), based on the individual performance of the named executive officer. This is done to recognize individual performance that either does not meet, meets or exceeds expectations.

Analysis of Fiscal 2008 Corporate Performance and Named Executive Officer Short-Term Incentive Awards.    The pool of available funds for short-term incentive awards for fiscal year 2008 was based on H.B. Fuller’s net operating income target of $103.5 million. This target takes into consideration a number of factors, including the prior year’s performance, expected economic environment, market conditions, performance expectations, and the desire to deliver superior results. The actual net operating income for fiscal 2008 was $78.8 million. Net operating income does not take into account the after-tax impact of goodwill and other non-cash impairment charges of $54.3 million. Net operating income results were at 76.1% of target. Therefore, the plan did not achieve the threshold funding target of 80%. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives.

Discretionary Funding of Short-Term Incentive.    While the plan did not achieve the threshold funding target at 80%, there were several extraordinary factors that contributed to this including unprecedented raw material price increases (which increases equated to more than 50% of fiscal 2007’s operating income) and a macroeconomic slowdown on a global basis during the fourth quarter of the fiscal year. The Compensation Committee considered these extraordinary factors and also considered the following positive Company performance factors:

•	A top line trend reversal through fiscal third quarter;

•	The Company implemented early and thorough cost controls;

•	The Company’s geographic expansion through the acquisition of the Egymelt business and through investments in the Asia Pacific region;

•	The completion of a structural benefits plan realignment;

•	Conservative cash management;

•	Significant talent acquisition and upgrade and succession pipeline strengthening; and

•	Analysis shows the Company performed well compared to companies with similar portfolios.

The Compensation Committee also considered that there would be several benefits of paying a discretionary short-term incentive to certain eligible employees and certain executive officers. Such a payment would help keep eligible employees motivated and engaged, especially in light of continuing economic hardship, foster loyalty and trust, and minimize the risk of high performing/high potential employee retention issues.

In light of all these factors, the Compensation Committee determined to pay a discretionary short-term incentive to the named executive officers in the amounts indicated in the “Bonus” column of the Summary Compensation Table. The fund for discretionary short-term incentives for all eligible employees was set at 35% of the target.

Mr. Volpi received 45% of his target incentive as a discretionary short-term incentive due to his leadership throughout the year and the positive Company performance factors set forth above.

Mr. Giertz received 45% of his target incentive as a discretionary short-term incentive due to improved oversight and effectiveness of the finance function, including implementation of an improved and critical corporate budgeting process. Mr. McCreary received 50% of his target incentive as a discretionary short-term incentive due to his individual performance as interim Chief Financial Officer for part of the 2008 fiscal year in addition to his fulfilling his corporate controller function.

Ms. Parriott received 45% of her target incentive as a short-term incentive due to the completion of a structural benefits plan realignment, acquisition of significant talent for key executive positions and the upgrade and strengthening of a succession pipeline. Mr. Keenan received 45% of his target incentive as a short-term incentive due to the strong performance of the legal function in general, his role in assuring strong corporate governance and risk management practices at the Company and in support of geographic and market expansion. Mr. Owens received 35% of his target incentive due to significant organizational and commercial upgrades in the North America region under this leadership.

Long-Term Incentive Program

In General.    We provide a long-term incentive program to the named executive officers in order to attract and retain high caliber executive talent and because similar long-term incentive awards are provided by companies that we compete with to obtain talent. We also provide this opportunity because we believe that ownership of our common stock by executive officers encourages long-term, strategic decision-making that is aligned with the balanced best interests of our shareholders. Goals for recommended levels of executive stock ownership are discussed under the heading “Stock Ownership”.

Our long-term incentive program ties a significant portion of our executive officers’ total compensation to stock price performance. We currently award stock options, restricted stock and restricted stock units under the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan.

Stock Options.    The standard “service-based” stock options typically vest in four equal installments on each anniversary date of the grant. Stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed at H.B. Fuller. The multi-year vesting cycle enhances retention, because employees who resign (under certain circumstances) from H.B. Fuller forfeit their unvested options.

Restricted Stock and Restricted Stock Units.    The standard “service-based” restricted stock and restricted stock unit grants typically vest three years from the grant date. Restricted stock and restricted stock unit awards provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on both restricted stock and restricted stock units during the period prior to vesting and are paid in the form of additional shares once vesting has occurred. Only restricted stock has voting rights during the period prior to vesting. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. The restricted stock or restricted stock units are “service-based” to support retention; however, there is no specific performance target. The multi-year vesting cycle enhances retention, because employees who resign (other than under certain circumstances) from H.B. Fuller forfeit their unvested restricted stock and restricted stock units.

Our Compensation Committee reviews long-term incentives for our CEO and the other executive officers in late November or early December. The grants are effective as of the date of the Compensation Committee meeting or the first business day of the fiscal year, whichever is later. This ensures that only one long-term incentive grant is given in each fiscal year. The timing of this meeting is set approximately one to two years in advance. The grants of stock options are made with an exercise price determined as of the close of trading on the applicable grant day. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The current long-term incentive plan design calls for grants with a mix of 60% nonqualified stock options/40% restricted stock/restricted stock units. Discretion may be applied to both stock option and restricted stock/restricted stock unit grants in order to emphasize a pay for performance philosophy. The Compensation Committee reviewed the plan design for the long-term incentive awards granted December 6, 2007. The Compensation Committee determined that the mix of 60% nonqualified stock options/40% restricted stock/restricted stock units continued to be in line with the market.

The Compensation Committee determines the aggregate dollar value of long-term incentives to be awarded to each executive officer based on the executive officer’s position and grade level at H.B. Fuller. The value of an individual’s target award is established to generally reflect competitiveness at the market median/50th percentile. Once the projected dollar value is established for each executive officer, to determine the number of options to be awarded, an estimated Black-Scholes value as of the date of grant is applied. To determine the number of restricted stock/restricted units to be awarded, a 30-day stock price average is applied. The CEO then recommends to the Compensation Committee the number of stock options, restricted stock and/or restricted stock units to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The target values for each named executive officer’s long-term incentive award is set forth in the table below:

Target Value of Long-Term Incentive for FY 2008 ($)
Michele Volpi	1,420,000
James R. Giertz	425,000
James C. McCreary, Jr.	150,000
Ann B. Parriott	250,000
James J. Owens	425,000
Timothy J. Keenan	250,000

Analysis of Fiscal 2008 Long-Term Incentive Awards.    In fiscal 2008, the long-term incentive program was entirely stock-based and consisted of annual grants of stock options, restricted stock and restricted stock units. The aggregate amount of these long-term incentive awards was set for executive officers so that the expected payout would result in compensation equal to competitive market levels of such compensation based on market data. For awards made December 6, 2007, the plan was designed to deliver an expected target value with 60% based on stock options and 40% based on restricted stock or restricted stock units. The Compensation Committee has discretion to vary the 60%/40% mix.

The Compensation Committee determined to provide long-term incentives at the target values set forth above to all named executive officers except for Mr. Giertz and Mr. Owens. The differences in target award values are due to the named executive officers being in different job grades at the end of fiscal year 2007. In April 2008, Mr. Giertz received a pro-rated long-term incentive award based on his current annual target of $425,000. In October 2008, Mr. Owens received a pro-rated long-term incentive award based on his current annual target of $425,000.

Fiscal year 2008 long-term incentive awards of stock options, restricted stock and restricted stock units are set forth in the Grant of Plan-Based Awards Table in this Proxy Statement.

Other Executive Benefits and Perquisites

In General.    In order to attract and retain high caliber executive talent, we provide executive officers market competitive retirement, perquisite and other benefit programs. These programs are also provided by companies that we compete with to obtain talent. We also provide these benefits to assist our executive officers so that they are able to efficiently use their time on H.B. Fuller business.

Eligible employees (including some named executive officers) hired prior to January 1, 2007 are eligible for the retirement benefit described in the table below under the heading “retirement plan”. All eligible employees (including some named executive officers) hired after December 31, 2006 are eligible for the retirement benefit described in the table below under the heading “defined contribution restoration plan”.

We provide the following executive benefits and perquisites to our executive officers:

Benefits	Description
Retirement Plan (participation frozen as of 1/1/2007)	• Defined benefit qualified pension plan. • Right to receive benefits, and the amount received, is determined by years of credited service and eligible earnings. • 5 years vesting service.

Supplemental Executive Retirement Plans (Defined Contribution Restoration Plan and Defined Benefit SERP Plan)

•       Defined contribution restoration plan, non-qualified retirement plan for executives hired after 12/31/2006:

➢      3% non-elective (retirement) contribution restoration for compensation in excess of IRS limits*;

➢     Defined contribution supplemental executive retirement plan credit equal to 7% of eligible earnings**; and

➢     4% 401(k) match restoration for compensation match in excess of IRS limits.

•       Supplemental defined benefit SERP, non-qualified plan for executive hired before January 1, 2007:

➢     Supplements retirement plan earnings in excess of IRS limits to bring total retirement income to 50% of pre-retirement income.

Key Employee Deferred Compensation Plan

•       Allows deferral of a portion of annual base salary and any annual incentive payment. If an executive defers a portion of their salary or incentive payment into the Company stock account in this plan, the Company credits units of common stock and matches 10% of the amount credited with additional units of common stock.

Auto Allowance	• Monthly allowance.

Benefits	Description

Financial Counseling	• Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	• Annual health exam expenses, including related travel.

Excess Liability Insurance

•        Group personal excess liability insurance policy provides coverage up to $5,000,000, including a related tax gross up on premiums paid. Company pays premium and divides cost between participating executive officers.

Relocation Expense	• Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross up for any such assistance that is taxable.

*	The 3% non-elective (retirement contribution) benefit is available through the H.B. Fuller Thrift (401k) Plan only to eligible employees hired after December 31, 2006 as such employees are not eligible for the defined benefit retirement offered to employees hired prior to January 1, 2007.

**	The 7% defined contribution supplemental executive retirement plan credit is available to eligible plan participants (including some executive officers) who were either hired after December 31, 2006 or who made a transition election to participate in the defined contribution restoration plan in lieu of participation in the defined benefit supplemental executive retirement plan.

Analysis of Fiscal 2008 Executive Benefits and Perquisites.    We provide perquisites to our executive officers, aligned to the overall compensation objective to generally reflect competitiveness at the market median/50th percentile. However, the defined contribution restoration plan is designed to be above market to differentiate the Company in the competition for key executive talent. The Company also provides supplemental executive retirement benefits for executive officers to complement the benefits provided through H.B. Fuller’s broad-based retirement plans.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews data regarding executive officer benefits and perquisites from a high level comparison against prevalence in the market. In fiscal 2008, the Compensation Committee reviewed the defined contribution restoration plan, the key employee deferred compensation plan, executive health exams, auto allowance and financial counseling. The data for review of these benefits was provided by the 2007 Hewitt TCM Compensation Policies and Programs survey. There were no changes made to these benefits as a result of that review. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the “Other Compensation” column and the footnotes thereto.

Because Mr. McCreary elected to continue participation in the defined benefit supplemental executive retirement plan, and was hired prior to January 1, 2007, he is not eligible to participate in the following components of the defined contribution restoration plan: a) the defined contribution supplemental executive retirement plan credit of 7% of eligible earnings, or b) the 3% non-elective (retirement) contribution restoration for compensation in excess of Internal Revenue Service limits discussed in the table above.

Other Benefits.

Health & Welfare Benefits.    Our named executive officers participate in the same health and welfare programs as all other U.S.-based H.B. Fuller employees.

Severance.    The Compensation Committee approved a form of severance agreement (the “executive severance agreement”) for the executive officers who report to the CEO after reviewing current market practices related to severance arrangements and benefit levels related thereto. The Compensation Committee engaged Towers Perrin as the compensation consultant for this project. The consultants from Towers Perrin met with the Compensation Committee and presented market practice data related to severance agreements for executives. Towers Perrin used a published survey of over 1,000 companies (Lee Hecht Harrison Severance and Separation Benefits, 2005), general practices in the Fortune 100 and a review of the severance practices of 11 companies2 identified by Company management.

Based on the review, the executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target bonus, payable over the twelve months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all named executive officers except Mr. McCreary. Mr. McCreary participates in the same H.B. Fuller severance pay policy as all U.S.-based salaried employees except for the CEO and executive officers who report to the CEO.

Change-in-Control Agreements.    All named executive officers, except Mr. McCreary, have entered into change-in-control agreements with H.B. Fuller. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event their employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to employment) for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger” because it prevents the payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of employment (such as demotion, pay cut or relocation).

Mr. McCreary has change in control benefits under an H.B. Fuller group benefit plan. A protected period of 24 months follows a change in control of H.B. Fuller. If during this protected period, we terminate Mr. McCreary’s employment for any reason other than cause or disability, or if he terminates

[2]	3M Company, Ecolab, Inc., G&K Services, Inc., General Mills, Inc., Graco Inc., Imation Corp., Medtronic, Inc., RPM International Inc., The Toro Company, U.S. Bancorp, and The Valspar Corporation.

his employment for good reason (including demotion, pay cut or certain relocations), Mr. McCreary is entitled to receive a lump sum payment from us.

Employment Agreements.    H.B. Fuller does not have employment contracts with any of the named executive officers, other than the change-in-control agreements discussed under the heading “Change-in-Control Agreements”, the executive severance agreements discussed under the heading “Severance” and the agreement with Mr. Owens discussed below.

In order to attract and retain Mr. Owens as an executive officer of the Company, he was paid $500,000 as a hiring bonus, which was paid within his first 30 days of employment with the Company. If Mr. Owens leaves the Company voluntarily without “good cause” within the first 18 months of his employment, he will be required to refund this hiring bonus to the Company. Mr. Owens is eligible to receive an additional $500,000 as a relocation bonus if he relocates to Minnesota within 24 months of the date he was hired. If he does not move to Minnesota during that time period, he will not be eligible to receive this additional bonus. These amounts were offered to Mr. Owens to encourage him to join the Company and to compensate him for the loss of benefits and compensation he would have received from his prior long-term employer.

Stock Ownership

We believe that ownership of H.B. Fuller Common Stock by executive officers encourages long-term, strategic decision making that is aligned with the balanced best interest of H.B. Fuller’s constituents. Goals for recommended levels of executive stock ownership were established in 2003 and are reviewed annually. An executive officer’s stock ownership goal (which includes directly held stock, H.B. Fuller stock held in the H.B. Fuller Thrift Plan (a 401(k) plan), restricted stock, restricted stock units and stock units held in the Key Employee Deferred Compensation Plan) ranges in dollar amount from one to five times their annual salary, depending on job grade.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller stock and the guideline for other named executive officers is ownership of at least two to three times their base salaries, depending on job grade. The guideline provides that an executive should strive to reach the applicable stock ownership goal within five years of appointment to their position. The guideline for Mr. Giertz and Mr. Owens is ownership of at least three times their base salary in H.B. Fuller stock. The guideline for Mr. McCreary, Ms. Parriott and Mr. Keenan is ownership of at least two times their base salary in H.B. Fuller stock. The Compensation Committee reviews the stock holdings of our named executive officers annually. This year’s review was based on June 30, 2008 stock values. At that point in time, Mr. McCreary had met his stock ownership goal. All other named executive officers, excluding Mr. Owens as he was hired after June 30, 2008, were making progress toward meeting their stock ownership goals. No named executive officer, except for Mr. McCreary, has been in his or her present position for more than five years.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company, like H.B. Fuller, to certain named executive officers. We consider the deductibility of compensation arrangements in executive compensation decisions, but deductibility is not the only factor used in determining the appropriate level of compensation. H.B. Fuller’s Annual and Long-Term Incentive Plan and the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan have each been approved by our shareholders as required by Section 162(m). Therefore, cash incentive awards, stock options and other performance-based compensation under these plans may be tax deductible. The Compensation Committee will continue to evaluate the compensation plans and programs in view of the Section 162(m) limitations.

The Compensation Committee may decide to pay amounts that are non-deductible if it determines these payments are consistent with our compensation philosophy and are in the best interests of H.B. Fuller. Compensation paid for fiscal 2008 subject to the Section 162(m) cap did not exceed $1,000,000 for any of our named executive officers except for Mr. Volpi. The compensation subject to Section 162(m) paid to Mr. Volpi for fiscal 2008 exceeded the $1,000,000 cap by $294,465 and this portion of his compensation for fiscal 2008 was therefore not deductible for tax purposes.

Our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Re-Design of Short-Term Incentive Program for Fiscal 2009

In December 2008, the Compensation Committee reviewed the short-term incentive (STI) program and approved changes for awards made for fiscal 2009. Management determined that the current STI program metrics did not fully align with the key financial metrics that were used to measure Company performance. The revised STI program will place more emphasis on achievement of financial metrics and eliminate consideration of more subjective performance factors. Therefore, management recommended to the Compensation Committee a revised STI program that is intended to achieve several goals, including:

•	Emphasizing the Company’s commitment to competitive compensation practices;

•	Driving a high performance culture;

•	Assuring accountability;

•	Focusing on results, not activity; and

•	Reinforcing the importance of measurable and aligned goals and objectives.

Under the revised STI program, the performance goals for the executive officers of the Company will be based on a combination of financial metrics, which will vary based on position and will generally include the following: gross profit, less selling, general and administrative expense, plus depreciation expense and amortization expense (EBITDA)*, return on gross investment (ROGI), organic sales and earnings per share. For example, a regional vice president may have different metrics than an executive who works on the corporate staff.

Total Compensation for Named Executive Officers

We believe that the policies and programs described in the Compensation Discussion and Analysis maintain an appropriate balance between motivating achievement of short-term goals and strategically leading H.B. Fuller in a direction to provide long-term success and therefore serve the interests of H.B. Fuller and its shareholders.

*	For administrative purposes, operating income may be used as a proxy for EBITDA.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 29, 2008.

Compensation Committee of the Board of Directors of H.B. Fuller Company

R. William Van Sant, Chair

Knut Kleedehn

Lee R. Mitau

John C. van Roden, Jr.

SUMMARY COMPENSATION TABLE

The following table shows the cash and non-cash compensation for the last two fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2008 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation(1)(5)	Change in Pension Value & Non- qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
Michele Volpi, President and Chief Executive Officer	2008 2007	710,273 502,496	319,500 351,191	443,294 296,693	453,800 288,533	-0- 501,702	162 68,038	218,564 80,939	2,145,593 2,089,592

James R. Giertz,(8) Sr.Vice President, Chief Financial Officer	2008	307,677	77,490	27,379	26,194	-0-	-0-	63,553	502,293

James C. McCreary, Jr. Vice President, Controller and Interim Chief Financial Officer(9)	2008 2007	277,980 262,520	52,827 100,000	63,319 67,240	100,736 100,645	-0- 169,541	91,856 123,197	37,059 54,796	623,777 877,939

Ann B. Parriott, Vice President, Human Resources	2008 2007	306,147 288,565	66,122 -0-	112,701 81,193	111,641 79,975	-0- 180,746	6,724 24,279	76,554 47,073	679,889 701,831

James J. Owens,(8) Sr. Vice President, North America	2008	110,384	521,517	1,793	1,790	-0-	-0-	30,949	666,433

Timothy J. Keenan Vice President, General Counsel and Corporate Secretary	2008 2007	257,801 246,328	55,686 -0-	89,776 72,304	120,921 89,255	-0- 165,595	64 19,641	74,005 41,467	598,253 634,590

(1)	Includes cash compensation deferred at the election of the executive under H.B. Fuller’s Thrift Plan (a 401(k) plan) and Key Employee Deferred Compensation Plan.

(2)	We award bonuses under our short-term incentive plans based on our achievement of certain performance targets as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. Accordingly, bonus amounts under the short-term incentive plans are shown in the Non-Equity Incentive Plan Compensation column of this table. The bonuses for fiscal 2008 are shown in this column as they were awarded to the named executive officers after the exercise of discretion by the Compensation Committee under the short-term incentive plan even though the performance target was not met. See discussion above under the heading “Discretionary Funding of Short-Term Incentive”. The amount shown for Mr. Owens as a bonus for 2008 consists of two amounts: a) $21,517 under the short-term incentive plan (see discussion under “Discretionary Funding of Short-Term Incentive” above), and b) $500,000 as a hiring bonus (see discussion under “Employment Agreements” above). The amount shown as a bonus for Mr. Volpi for fiscal 2007 relates to the Compensation Committee’s decision to pay Mr. Volpi a discretionary bonus in order to acknowledge his and our overall positive business results in fiscal 2007. The amount shown as a bonus for Mr. McCreary for fiscal 2007 is due to Mr. McCreary’s receipt of a discretionary bonus in recognition of his contribution to H.B. Fuller as interim Chief Financial Officer.

(3)	This column shows the amounts recognized in the financial statements for the fiscal year in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 3 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 29, 2008.

(4)	This column shows the amounts recognized in the financial statements for the fiscal year in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 3 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 29, 2008.

(5)	As described in the Compensation Discussion and Analysis section of this Proxy Statement, these amounts are cash bonuses paid out under our short-term incentive plan.

(6)

The amounts in this column represent the aggregate change in the actuarial present value of the named executive officer’s accumulated retirement benefits under the H.B. Fuller Retirement Plan. See the Pension Benefits table later in this Proxy Statement for additional information. The Change in Pension Value is based on the same assumptions as those used for the valuation of the plan liabilities in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in Form 10-K. Amounts reported also include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Key Employee Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate. In fiscal 2008: for Mr. Volpi, this amount was $162; for Mr. McCreary, $11; for Ms. Parriott, $73; and for Mr. Keenan, $64. In fiscal 2007: for Mr. Volpi, this amount was $154; for Mr. McCreary, $136; and for Mr. Keenan: $17. For fiscal year 2008, the change in pension value amounts for Mr. Volpi and Mr. Keenan were negative. The negative balance is due to Mr. Volpi’s and Mr. Keenan’s election to transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan. The increase in the value of the H.B. Fuller Retirement Plan for Mr. Volpi was $4,954. The increase in the value of the H.B. Fuller Retirement Plan for Mr. Keenan was $11,371. The resulting negative amounts for Mr. Volpi and Mr. Keenan are not included in the Summary Compensation Table. Ms. Parriott made the election to transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan as well. However, the total amount of her change in pension value only partially offset by the transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan. The full increase in the value of the H.B. Fuller Retirement Plan for Ms. Parriott was $13,061. The elections to transfer from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan resulted in the following balance transfers being made from the defined benefit supplemental executive retirement plan to the defined contribution supplemental executive retirement plan: Mr. Volpi, $65,835; Ms. Parriott, $33,188; and Mr. Keenan, $25,676.

(7)	The table below shows the components of this column, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock and perquisites paid by the Company for the benefit of the executive officer. The amounts represent the amount paid by, or the incremental cost to, the Company. For fiscal 2008, the amounts related to the defined contribution restoration plan represent the January 1, 2008 restated plan incorporating the 7% supplement executive retirement plan contribution, a 4% match restoration and 3% nonelective restoration contributions. The restated plan is in lieu of the DB SERP. See the Pension Benefits table, the Nonqualified Deferred Compensation table and the accompanying narrative in this Proxy Statement for additional information.

All Other Compensation—FY 2008

Name	Thrift (401k) Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)	Key Employee Deferred Compensation Plan Match (10%) ($)	Dividends on Unvested Restricted Stock ($)	Perquisites (see table Below) ($)	Total ($)
Volpi	9,200	162,945	-0-	17,867	28,552	218,564
Giertz	16,100	26,322	-0-	1,203	19,928	63,553
McCreary, Jr	9,200	6,116	1,378	4,163	16,202	37,059
Parriott	9,200	44,571	93	4,088	18,602	76,554
Owens	3,075	9,383	-0-	123	18,368	30,949
Keenan	9,200	35,742	2,300	4,059	22,704	74,005

Perquisites—FY 2008

Name	Car Allowance ($)	Personal Excess Liability Insurance ($)(a)	Health Exam ($)	Financial Counseling	Gifts ($)(b)	Housing & Commuting Allowance ($)	Total Perquisites ($)
Volpi	18,000	1,628	1,350	7,500	74	-0-	28,552
Giertz	10,800	1,628	-0-	7,500	-0-	-0-	19,928
McCreary	12,000	1,628	-0-	2,500	74	-0-	16,202
Parriott	14,400	1,628	-0-	2,500	74	-0-	18,602
Owens	4,800	-0-	-0-	-0-	-0-	13,568	18,368
Keenan	14,400	1,628	2,182	4,494	-0-	-0-	22,704

(a)	Premiums paid on a tax protected basis on personal excess liability insurance of $927 and a related tax gross up of $718. Executives hired after approximately mid-year are not assessed a premium for that year.

(b)	Holiday gifts in the amount of $50 plus a related tax gross-up of $24.

(8)	Mr. Giertz and Mr. Owens were not named executive officers in fiscal 2007. Therefore, their compensation information is only provided for the current year.

(9)	Mr. McCreary was interim Chief Financial Officer from February 16, 2007 to March 2, 2008.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2008

The following table summarizes the grants of plan-based awards in fiscal year 2008 for each of the named executive officers in the Summary Compensation Table.

Name	Grant Date(1)	Date of Meeting of Compen- sation Committee at which Grant was Approved(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)
Michele Volpi
Short-Term Incentive(6)			355,000	710,000	1,420,000
LTI Award(7)	12/6/2007	12/6/2007				20,206			538,490
LTI Award(7)	12/6/2007	12/6/2007					80,653	26.65	717,247

James R. Giertz.
Short-Term Incentive(6)			-0-	172,200	344,400
LTI Award(7)	4/2/2008	4/2/2008				6,002			125,622
LTI Award(7)	4/2/2008	4/2/2008					23,971	20.93	161,013

James C. McCreary, Jr.
Short-term Incentive(6)			-0-	105,654	158,481
LTI Award(7)	12/6/2007	12/6/2007				2,134			56,871
LTI Award(7)	12/6/2007	12/6/2007					8,520	26.65	75,768

Ann B. Parriott
Short-Term Incentive(6)			-0-	146,937	293,874
LTI Award(7)	12/6/2007	12/6/2007				3,557			94,794
LTI Award(7)	12/6/2007	12/6/2007					14,200	26.65	126,281

James J. Owens
Short-Term Incentive(6)			-0-	61,478	122,955
LTI Award(7)	10/2/2008	10/2/2008				1,849			35,186
LTI Award(7)	10/2/2008	10/2/2008					7,385	19.03	46,762

Timothy J. Keenan
Short-Term Incentive(6)			-0-	123,747	247,494
LTI Award(7)	12/6/2007	12/6/2007				3,557			94,794
LTI Award(7)	12/6/2007	12/6//2007					14,200	26.65	126,281

(1)	Except as noted, these option and restricted stock awards were granted at a Compensation Committee meeting on December 6, 2007. Per company policy, the grant date is the later of the date of the Compensation Committee meeting at which the grant was approved or the first day of the fiscal year for which the performance relates.

(2)	This represents a bonus opportunity under our short-term incentive plan for fiscal 2008 performance (STIP). The actual amount paid out in January 2009 under the STIP is set forth in the Summary Compensation Table. No threshold number is included for the named executive officers other than Mr. Volpi, as the plan does not provide for a minimum payment amount for individuals. Mr. Volpi has a threshold amount included due to the calculation of his short-term incentive plan award under Section 162(m) of the Internal Revenue Code.

(3)	The restricted stock awards are granted under the Amended and Restated Year 2000 Stock Incentive Plan. The restricted stock grants vest in full on the third anniversary date of the grant. Under the Amended and Restated Year 2000 Stock Incentive Plan, dividends on restricted stock are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock vests. The restricted stock becomes immediately vested in the event of retirement (age 65 and ten years of service), death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(4)	These options are granted under the Amended and Restated Year 2000 Stock Incentive Plan and become exercisable at the rate of 25% each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 65 and 10 years of service), early retirement (age 55 and 10 years of service), death, disability or change-in-control.

(5)	This column shows the full grant date fair value of the equity awards under SFAS 123R. Generally, the full grant date fair value is the amount the Company could expense in its financial statements over the requisite service period. A discussion of the assumptions used in calculating these values may be found in Note 3 of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended November 29, 2008.

(6)	Amounts represent the potential value of payouts under the Company’s short-term incentive compensation program.

(7)	Amounts represent awards made pursuant to the H.B. Fuller Company Amended and Restated Year 2000 Stock Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table summarizes the total outstanding equity awards as of November 29, 2008 for each of the named executive officers in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michele Volpi	06/27/2002	5,122	-0-	15.31	06/27/2012
	12/09/2002	3,364	-0-	13.95	12/09/2012
	12/03/2003	10,162	-0-	13.65	12/03/2013
	12/02/2004	18,348	6,116	14.49	12/02/2014
	12/01/2005	19,804	19,804	16.02	12/01/2015
	12/04/2006	16,077	48,232	26.79	12/04/2016
	12/06/2007		80,653	26.65	12/06/2017
	12/01/2005					14,852	263,474
	04/05/2006					5,001	88,718
	12/04/2006					17,034	302,183
	12/06/2007					20,460	362,960

James R. Giertz	04/02/2008	-0-	23,971	20.93	04/02/2018
	04/02/2008					6,061	107,522

James C. McCreary, Jr.	01/17/2002	15,368	-0-	12.98	01/17/2012
	12/09/2002	14,044	-0-	13.95	12/09/2012
	12/03/2003	15,244	-0-	13.65	12/03/2013
	12/02/2004	13,760	4,588	14.49	12/02/2014
	12/01/2005	8,388	8,388	16.02	12/01/2015
	12/04/2006	2,411	7,235	26.79	12/04/2016
	12/06/2007	-0-	8,520	26.65	12/06/2017
	12/01/2005					4,193	74,384
	12/04/2006					2,555	45,326
	12/06/2007					2,161	38,336

Ann B. Parriott	01/27/2006	9,928	9,930	18.74	01/27/2016
	12/04/2006	4,019	12,058	26.79	12/04/2016
	12/06/2007	-0-	14,200	26.65	12/06/2017
	01/27/2006					7,450	132,163
	12/04/2006					4,259	75,555
	12/06/2007					3,602	63,899

James J. Owens	10/02/2008		7,385	19.03	10/02/2018
	10/02/2008					1,857	32,943

Timothy J. Keenan	12/02/2004	9,174	3,058	14.49	12/02/2014
	12/01/2005	8,388	8,388	16.02	12/01/2015
	12/04/2006	4,019	12,058	26.79	12/04/2016
	12/06/2007	-0-	14,200	26.65	12/06/2017
	12/01/2005					4,193	74,384
	12/04/2006					4,259	75,555
	12/06/2007					3,602	63,899

(1)	Stock options vest in four equal annual installments beginning on the first anniversary of the grant date.

(2)	Restricted stock shares and units granted December 1, 2005 through December 6, 2007 vest entirely on the third anniversary of the grant date.

(3)	The market value is based on the closing price at November 28, 2008 (the last business day of the year) of $17.74.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2008

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2008 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michele Volpi	6,000	30,480	7,022	174,616
James R. Giertz	-0-	-0-	-0-	-0-
James C. McCreary, Jr.	-0-	-0-	5,115	127,575
Ann B. Parriott	-0-	-0-	-0-	-0-
James J. Owens	-0-	-0-	-0-	-0-
Timothy J. Keenan	-0-	-0-	3,095	78,279

(1)	The value realized on the exercise of stock options is the difference between fair market value of the H.B. Fuller Common Stock at the time of exercise and the exercise price contained in the award agreement for the stock option.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting multiplied by the number of vested shares. H.B. Fuller withheld shares of the H.B. Fuller Common Stock from the amounts shown having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS—FISCAL YEAR 2008

The amounts reported in the table below equal the present value of the accumulated benefit as of November 29, 2008 for the named executive officers under each plan based on the assumptions described in note 1 below. Neither Mr. Giertz nor Mr. Owens is eligible to participate in the H.B. Fuller Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michele Volpi	H.B. Fuller Retirement Plan	6.167	53,973	-0-

James C. McCreary, Jr.(2)	H.B. Fuller Retirement Plan	7.833	114,702	-0-
	Defined Benefit Supplemental Executive Retirement Plan	29.833	613,913	-0-

Ann B. Parriott	H.B. Fuller Retirement Plan	2.667	39,276	-0-

Timothy J. Keenan	H.B. Fuller Retirement Plan	4.083	53,272	-0-

(1)	The “Present Value of Accumulated Benefit” is based on service and earnings (base salary and bonus) considered by the plans for the period through August 31, 2008. The “Present Value of Accumulated Benefit” is based on the same assumptions as those used for the valuation of the plan liabilities in H. B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008, except in accordance with SEC guidance. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in Form 10-K titled “Pension and Postretirement Benefits.”

(2)	According to the provisions of the Defined Benefit Supplemental Executive Retirement Plan, a participant’s annual benefit may be reduced by the aggregate value of their annual benefits under any funded or unfunded pension, profit sharing, stock bonus or deferred compensation plan of another employer as determined by the Administrator. When Mr. McCreary was hired, he was granted additional credited service of twenty-two years in the Defined Benefit Supplemental Executive Retirement Plan for pension benefits received through his former employer. The amounts displayed in the table have been adjusted for an offset of a benefit he is entitled to from his former employer.

The table above sets forth the present accumulated value of the pension benefits of the named executive officers in the Summary Compensation Table under each of the following pension plans.

•

H. B. Fuller Company Retirement Plan.     This is a funded and tax-qualified plan that provides pension benefits to approximately 900 active employees as of December 31, 2008. Entry into the plan was frozen as of December 31, 2006 to new participants. Employees hired after December 31, 2006 are eligible for the “3% ‘restoration nonelective’” credit discussed below. All regular, full-time and part-time U.S. employees who were hired before January 1, 2007 are eligible to participate in the plan after six full months of employment. Normal Retirement Age is defined as age 65; however employees are generally eligible to retire with unreduced benefits at age 62 or later if they have completed 10 years of service, and are eligible to retire with reduced benefits from ages 55 to 61 if they have completed 5 years of service. All named executive officers in this Proxy Statement, except Mr. Giertz and Mr. Owens, are participants in this plan. None of the named executive officers in this Proxy Statement are currently eligible for early retirement benefits.

The amount of pension benefits received at retirement is based on a formula that includes final average compensation and years of service. Final average compensation is the average amount of eligible earnings for the five highest paid calendar years of the last 10 years of credited service. Eligible earnings are defined as base salary and short-term incentive cash bonuses below the IRS-prescribed limit applicable to tax-qualified plans ($230,000 for calendar year 2008). The benefit will equal the sum of 1.0% of final average compensation for each year of credited service plus .45% of final average compensation in excess of the Social Security covered compensation level for each year of credited service up to a maximum of 30 years.

The pension benefit an employee earns over his or her career with H.B. Fuller is payable starting after retirement on a monthly basis for life. Employees vest in the plan after completing five years of qualifying service.

Benefits under this plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The section 415 limit for calendar year 2008 is $185,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

Supplemental benefits provide for restoration of benefits limited in qualified retirement plans. They include:

•

H.B. Fuller Supplemental Executive Retirement Plan (DB SERP).     H.B. Fuller offers the plan to eligible active employees Pay Grade 32 and above to provide for retirement benefits above amounts available under the company’s tax-qualified pension plan. The DB SERP is unfunded and is not qualified for tax purposes. An employee’s annual retirement benefit, when combined with amounts payable under the company’s tax-qualified pension plan and Social Security will equal 50% of the employee’s final average compensation, which is defined as the highest five out of the last ten years of earnings (gross base salary and short-term incentive bonus). Employees are generally not eligible for benefits if they leave the company prior to age 55 and before they have completed ten years of credited service. Reduced benefits for retirement prior to age 62 is based on the same schedule as the H.B. Fuller Retirement Plan. A participant who is married will receive a monthly benefit payable in a 50% joint & survivor form of payment.

During 2007 participants were given the choice to either remain in the H.B. Fuller Company DB SERP or to participate in the supplemental executive retirement plan account within the Defined Contribution Restoration Plan (DC Restoration Plan) described below. Of the named executive officers, only Mr. McCreary elected to continue to participate in the DB SERP. Mr. McCreary is not currently eligible for early retirement benefits under this plan. The remaining participants were removed and an amount equal to their DB SERP earned benefit as of December 31, 2006 plus interest and 7% of their eligible earnings for the calendar year ending December 31, 2007 was credited to their DC Restoration Plan account during 2008. These amounts are reported in the Summary Compensation Table and Non-qualified Deferred Compensation Table.

In the past, in certain circumstances, H.B. Fuller has adjusted its standard retirement benefits in order to bring in key executive talent. In the circumstances in which these adjustments have been made, it has been to recognize valuable experience that an executive brings from a prior career and is now bringing to H.B. Fuller.

No pension benefits were paid to any named executive officers in the last fiscal year.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2008

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings/ (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Michele Volpi	Key Employee Deferred Compensation Plan	518	-0-	(76,175)	-0-	88,225
	Defined Contribution Restoration Plan	-0-	228,780	4,664	-0-	261,956

James R. Giertz	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	26,322	-0-	-0-	26,322

James C. McCreary, Jr.	Key Employee Deferred Compensation Plan	68,893	1,378	(105,143)	-0-	167,413
	Defined Contribution Restoration Plan	-0-	6,116	-0-	-0-	6,116

Ann B. Parriott	Key Employee Deferred Compensation Plan	931	93	(4,460)	-0-	6,875
	Defined Contribution Restoration Plan	-0-	77,759	2,133	-0-	89,856

James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	9,383	-0-	-0-	9,383

Timothy J. Keenan	Key Employee Deferred Compensation Plan	45,999	2,300	(22,695)	-0-	44,842
	Defined Contribution Restoration Plan	-0-	61,418	1,550	-0-	68,640

(1)	The amounts in this column include fiscal year 2008 salary deferrals as follows: for Mr. Volpi, $518; for Mr. McCreary, $26,508; for Ms. Parriott, $931; and for Mr. Keenan, $12,879. These amounts are included in the Summary Compensation Table in the respective salary columns. This column also includes deferrals of short-term incentive payments in January 2008 for the prior fiscal year’s performance as follows: Mr. McCreary, $42,385; and Mr. Keenan $33,120. This column does not include deferrals of short-term incentive payments for the performance period ended November 29, 2008 because those amounts were not actually credited to the participants’ accounts until fiscal year 2009. There are no contributions by named executive officers to the Defined Contribution Restoration Plan.

(2)	The amounts in this column related to the Key Employee Deferred Compensation Plan are also included in the “All Other Compensation” column of the Summary Compensation table. These amounts are the Company’s 10% match under the Key Employee Deferred Compensation Plan. The amounts in this column related to the Defined Contribution Restoration Plan include: (a) the following balance transfers being made from the defined benefit supplemental executive retirement plan to the defined contribution restoration plan: Mr. Volpi, $65,835; Ms. Parriott, $33,188; and Mr. Keenan, $25,676; and (b) Company contributions pursuant to the defined contribution restoration plan: Mr. Volpi, $162,945; Mr. Giertz, $26,322; Mr. McCreary, $6,116; Ms. Parriott, $44,571; Mr. Owens, $9,383; and Mr. Keenan, $35,742. The Company contributions under the defined contribution restoration plan are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years for the Key Employee Deferred Compensation Plan. There were no amounts in prior years for the Defined Contribution Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years ($)
Michele Volpi	Key Employee Deferred Compensation Plan	114,100	*

James C. McCreary, Jr.	Key Employee Deferred Compensation Plan	10,221

Ann B. Parriott	Key Employee Deferred Compensation Plan	11,705

Timothy J. Keenan	Key Employee Deferred Compensation Plan	11,959

*	The amount reported in our Proxy Statement for fiscal year 2007 was $81,351. This amount should have been reported as $107,192.

Key Employee Deferred Compensation Plan.    The Key Employee Deferred Compensation Plan is a nonqualified deferred compensation plan to defer salary or short-term incentive awards on a pre-tax basis. Executives may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the company.

Amounts deferred under the Key Employee Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executives are allowed to change their investment elections at anytime. The one year rate of return for such investments ending November 28, 2008 are as follows: Prime Rate Fund 5.61%; PIMCO VIT Total Return AC, 1.54%; PIMCO VIT Real Return AC, (13.14)%; Fidelity VIP Equity-Income SC, (44.21)%; T. Rowe Price Equity Income II, (37.38)%; Dreyfus Stock Index IS, (38.23)%; Fidelity VIP Contrafund SC, (43.21)%; Oppenheimer Capital Appreciation VA Non-SS, (46.98)%; Janus AS Forty SS, (45.24)%; Goldman VIT MidCap Value A, (38.11)%; Fidelity VIP MidCap SC, (41.96)%; T. Rowe Price MidCap Growth II, (42.98)%; Royce Micro-Cap IC, (46.06)%; LVIP Baron Growth Opportunities, (43.52)%; UIF US Real Estate Securities CI I, (47.68)%; Oppenheimer Global Security VA Non-SS, (44.37)%; Dreyfus VIF International Value IS, (42.52)%; Janus AS International Growth SS, (55.93)%; and H.B. Fuller Company stock, (28.95)%. Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of these matching contributions is disclosed in the Summary Compensation Table in this Proxy Statement. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company Stock account under this plan. For fiscal year 2008, no discretionary contributions were made to any of the named executive officers listed in the Summary Compensation Table. Balances in the plan reflect amounts that have accumulated over time and directly relate to participants’ length of participation in the plan, individual investment choices and individual decisions regarding the level of savings over time.

Executives are always 100% vested in their Key Employee Deferred Compensation Plan account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected and unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the IRS Code. Distributions are made in either a lump sum or if previously elected by the executive, up to 11 annual installments. Distributions from the company stock account will be in the form of stock and all other amounts will distributed in cash.

Defined Contribution Restoration Plan (DC Restoration Plan).    The Defined Contribution Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified pension plan. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan.

•

4% restoration plan match credit on H.B. Fuller’s Thrift Plan (a 401(k) plan) employer match to restore the company matching contribution that is restricted by IRS contribution limits, providing for a benefit of 4% of eligible compensation minus matching contributions under the H.B. Fuller Thrift Plan. (For Mr. McCreary, this match is also available.)

•

3% “restoration nonelective” credit provides a contribution of 3% of eligible pay in excess of the IRS annual limit for participants who were hired after December 31, 2006. Mr. Giertz and Mr. Owens are the only named executive officers eligible for this retirement credit for fiscal year 2008.

•

7% supplemental executive retirement plan credit on all eligible earnings, plus a one time transition election additional amount for participants who elected to convert from a DB SERP to the DC Restoration Plan. As noted above, during 2007, Mr. Volpi, Ms. Parriott and Mr. Keenan elected to participate in the DC Restoration Plan effective January 1, 2008. Mr. McCreary elected to participate in the DB SERP. Mr. Owens and Mr. Giertz are participants in this plan due to their hire dates.

Payments made on behalf of named executive officers under the Defined Contribution SERP Plan are disclosed in the Summary Compensation Table in this Proxy Statement.

POTENTIAL PAYMENTS MADE UPON TERMINATION OR CHANGE-IN-CONTROL

In General.    The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his/her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination, involuntary or good reason termination after a change-in control, death, disability, early retirement and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 28, 2008, using the closing stock price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Pension Benefits Table or the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We are calling these benefits “general benefits” and they include:

•	Accrued Vacation Pay

•	Thrift 401(k) Plan

•	Health and Welfare Benefits

•	Life Insurance Proceeds

Voluntary Termination and Involuntary For Cause Termination

In the event of a voluntary termination as of the last business day of the fiscal year, the company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a named executive officer’s compensation.

Involuntary Not For Cause Termination

In the event of an involuntary not for cause termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

We have a severance arrangement with each of the named executive officers, except for Mr. McCreary. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and does not occur during the protected period of a change in control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 or more miles. Protected period means the 24-month period immediately following each and every change in control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•	A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the twelve months (24 months for the CEO) following termination. Any amount over the lesser of $460,000 or two times the executives annualized compensation based upon the annual rate of pay for services to the company for the calendar year prior to the calendar year in which the date of termination occurs shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

Mr. McCreary participates in the same H.B. Fuller severance pay policy as all U.S.-based salaried employees except for executive officers who report to the CEO. In addition, Mr. McCreary is eligible for outplacement services up to $11,500.

Involuntary or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers other than Mr. McCreary. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive separates from service for any reason other than cause or disability, or the executive terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment ; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

Mr. McCreary has change-in-control benefits under an H.B. Fuller group benefit plan. A protected period of 24 months follows a change-in-control of H.B. Fuller. If during this protected period, we terminate Mr. McCreary’s employment for any reason other than cause or disability, or if he terminates his employment for good reason (including demotion, pay cut or certain relocations), Mr. McCreary is entitled to receive a lump sum payment from us. The payment consists of the following:

•	A target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to two times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $15,000.

•	In addition, the executive is entitled to medical and dental benefits for a two-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control, we will adjust the payments and benefits in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code and do not exceed 330% of the executive’s base amount. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The defined contribution restoration plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then zero to three years (depending on the participant’s position and pay grade) shall be added to both the participant’s age and years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•	Stock options, restricted stock and restricted stock units would vest at death and at disability.

•	The Defined Contribution Restoration Plan would vest at death or disability.

Early and Normal Retirement

As of the last business day of the fiscal year, no named executive officer was eligible for early or normal retirement.

Executive Benefit and Payments Upon Termination—FY 2008

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon involuntary termination (not for cause), involuntary or good reason termination after a change-in-control, death or disability. The table assumes that the termination was effective on the last business day of the fiscal year, and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year and any applicable pension amounts payable to the executive officers discussed under the section titled “Pension Benefits” in this Proxy Statement. Actual amounts payable to any named executive officer would only be determined after an actual event of termination.

Name	Type of Payment	Involuntary Not For Cause ($)	Payments upon Involuntary or Good Reason Termination after a Change-in-Control ($)	Death or Disability ($)
Michele Volpi,
Short-Term Incentive Plan			710,000
Stock Options			54,039	54,039
Restricted Stock			1,017,356	1,017,356
Health and Welfare Benefits		18,749	37,498
Cash Severance		2,840,000	4,260,000
Outplacement Services		20,000	25,000
Defined Contribution Restoration Plan			178,453	178,453
Excise Tax Gross-Up			2,316,485
Total		2,878,749	8,598,831	1,249,848

James R. Giertz
Short-Term Incentive Plan			172,200
Restricted Stock			107,519	107,519
Health and Welfare Benefits		12,499	37,498
Cash Severance		639,600	1,918,800
Outplacement Services		20,000	25,000
Defined Contribution Restoration Plan			26,322	26,322
Excise Tax Gross-Up			924,312
Total		672,099	3,211,651	133,841

James C. McCreary, Jr.
Short-Term Incentive Plan			105,654
Stock Options			29,380	29,380
Restricted Stock			158,052	158,052
Health and Welfare Benefits			16,666
Cash Severance			767,382
Outplacement Services		11,500	15,000
Total		11,500	1,092,134	187,432

Ann B. Parriott
Short-Term Incentive Plan			146,937
Restricted Stock			271,606	271,606
Health and Welfare Benefits		12,499	37,498
Cash Severance		453,055	1,359,165
Outplacement Services		20,000	25,000
Defined Contribution Restoration Plan			68,887	68,887
Excise Tax Gross-Up			608,590
Total		485,554	2,517,683	340,493

James J. Owens
Short-Term Incentive Plan			61,478
Restricted Stock			32,938	32,938
Health and Welfare Benefits		12,499	37,498
Cash Severance		639,600	1,918,800
Outplacement Services		20,000	25,000
Defined Contribution Restoration Plan			9,383	9,383
Excise Tax Gross-Up			932,236
Total		672,099	3,017,333	42,321

Timothy J. Keenan
Short-Term Incentive Plan			123,747
Stock Options			24,408	24,408
Restricted Stock			213,833	213,833
Health and Welfare Benefits		12,499	37,498
Cash Severance		381,553	1,144,659
Outplacement Services		20,000	25,000
Defined Contribution Restoration Plan			56,568	56,568
Excise Tax Gross-Up			559,639
Total		414,052	2,185,352	294,809

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending November 28, 2009.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2008, was responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol 1. AU Section 380), and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 29, 2008 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

J. Michael Losh (Chair)
Juliana L. Chugg	Richard L. Marcantonio	Alfredo L. Rovira

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2007 and 2008 fiscal years.

	2008	2007
Audit Fees	$2,587,000	$2,498,000
Audit-Related Fees	$0	$0
Tax Fees	$5,000	$23,000
All Other Fees	$0	$0

Audit Fees:    Includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, (v) consultations concerning financial accounting and reporting and (vi) reviews of documents filed with the Securities and Exchange Commission and consents.

Tax Fees:    Includes fees and expenses for international tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm in fiscal 2008 and 2007 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending November 28, 2009. KPMG LLP first acted as our independent registered public accounting firm during the fiscal year ended November 27, 2004. While we are not required to do so, H.B. Fuller is submitting the selection of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending November 28, 2009 for ratification in order to ascertain the views of our shareholders on this appointment. If the shareholders, by an affirmative vote of a majority of our shares of Common Stock represented and entitled to vote at the annual meeting, do not ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2009 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the ratification of the appointment of KPMG LLP.

The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote on this matter is required to approve this proposal.

The Board of Directors recommends a vote FOR

ratification of the appointment of KPMG LLP.

PROPOSAL 3—APPROVAL OF THE H.B. FULLER COMPANY

2009 DIRECTOR STOCK INCENTIVE PLAN

Introduction

The Company’s Board of Directors adopted, upon the recommendation of the Compensation Committee of the Board, the H.B. Fuller Company 2009 Director Stock Incentive Plan (the “2009 Plan”), subject to shareholder approval at the Annual Meeting. The 2009 Plan would become effective upon approval by the shareholders at the Annual Meeting. The 2009 Plan provides for the grant of stock-based awards to non-employee directors of the Company as determined by the Compensation Committee of the Board. Generally, the consideration to be received by the Company for awards under the 2009 Plan will be the directors’ past, present or expected future contributions to the Company.

The Compensation Committee and the Board of Directors adopted the 2009 Plan in connection with the expiration of the 1998 Directors’ Stock Incentive Plan. The Compensation Committee and the Board of Directors believe that a stock-based plan provides an effective means of linking the interests of the directors with the interests of the Company’s shareholders. In addition, the directors believe that the Company’s ability to attract and retain capable persons as independent directors will be enhanced if the Company can provide non-employee directors with restricted stock, restricted stock units, stock options, stock appreciation rights and other awards under the 2009 Plan, and that the Company will benefit from encouraging a greater sense of proprietorship in its non-employee directors and stimulating the active interest of such persons in the development and financial success of the Company.

The following summary of the 2009 Plan is qualified in its entirety by reference to the full text of the 2009 Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the 2009 Plan

Purpose

The purpose of the 2009 Plan is to aid in attracting and retaining directors capable of assuring the future success of the Company, to offer the directors incentives to put forth maximum efforts for the success of the Company’s business and to afford the directors an opportunity to acquire a proprietary interest in the Company.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) comprised of at least the number of directors as is required to permit awards granted under the 2009 Plan to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Plan. Subject to the provisions of the 2009 Plan, the Committee may amend or waive the terms and conditions of an outstanding award, but may not reprice, adjust or amend the exercise price of an outstanding stock option or the grant price of stock appreciation rights. The Committee will have full authority to interpret the 2009 Plan and establish rules and regulations for the administration of the 2009 Plan.

Eligibility

Non-employee directors of the Company will be eligible to be selected by the Committee to participate in the 2009 Plan. The Board of Directors currently has eight non-employee directors.

Shares Authorized

The 2009 Plan provides for the issuance of up to 300,000 shares of the Company’s Common Stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar changes in the corporate structure or stock of the Company. Shares of the Company’s Common Stock subject to awards under the 2009 Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the 2009 Plan. Shares of the Company’s Common Stock used by a participant as full or partial payment to the Company of the purchase price relating to an award shall not be available for awards under the 2009 Plan. The closing price of the Company’s Common Stock on February 18, 2009 was $12.56.

Types and Terms of Awards

The types of awards that may be granted under the 2009 Plan are restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards, dividend equivalents, stock awards and other stock-based awards and any combination of these. The 2009 Plan provides that all awards are to be evidenced by written agreements or other instruments containing the terms and conditions of the awards. The Committee may amend or discontinue any outstanding award without the consent of the holder of the award, but only if such change does not adversely affect the rights of the holder of the award. The holder must agree to any change that adversely affects his/her rights. Awards (other than stock awards) will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted.

Stock Options.    The Committee will determine the exercise price of any option granted under the 2009 Plan, but in no event will the exercise price be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Stock options will be exercisable at such times as the Committee determines.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment may be made in cash or shares of Common Stock, or other form of payment, as determined by the Committee.

Restricted Stock and Restricted Stock Units.    The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the 2009 Plan will be evidenced by book-entry registration or by stock certificates, which will be held by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock of the Company and may include, if so determined by the Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards.    A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Committee will establish the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

Dividend Equivalents.    An award of dividend equivalents will entitle the holder to receive payments equivalent to the amount of cash dividends paid by the Company to its shareholders with respect to a number of shares determined by the Committee. Dividend equivalents may be payable in cash, shares of stock or other securities, or other awards or property and will be subject to such terms and conditions as determined by the Committee. However, the Committee may not grant dividend equivalents in connection with grants of options or stock appreciation rights.

Stock Awards.    The Committee may grant awards of shares of Common Stock of the Company without any restrictions. Stock awards will be subject to such terms and conditions as determined by the Committee.

Other Stock-Based Awards.    The Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such award, including the consideration to be paid for shares of Common Stock or other securities delivered pursuant to a purchase right granted under such award.

Termination and Amendment

The 2009 Plan (but not awards outstanding under the 2009 Plan) will terminate 10 years after the date the 2009 Plan is approved by the shareholders of the Company, and no awards may be granted after that date. The 2009 Plan permits the Board of Directors to amend or terminate the 2009 Plan at any time, except that prior shareholder approval will be required for any amendment to the 2009 Plan that (i) requires shareholder approval under the rules or regulations of the New York Stock Exchange, (ii) permits repricing of outstanding stock options or stock appreciation rights granted under the 2009 Plan, (iii) increases the number of shares authorized under the 2009 Plan or (iv) permits the award of stock options or stock appreciation rights under the 2009 Plan with an exercise price less than 100% of the fair market value of a share of Common Stock on the date of grant.

Effective Date.

If approved by the shareholders, the 2009 Plan will be effective as of April 16, 2009 and will terminate on April 15, 2019.

New Plan Benefits

The numbers and types of awards that will be granted in the future under the 2009 Plan are not determinable as the Committee will make such determinations in its discretion. However, the table below sets forth awards of restricted stock units that have been made under the 2009 plan, subject to shareholder approval of the 2009 Plan at the 2009 Annual Meeting of Shareholders. If approval of the 2009 Plan does not occur, these awards will be settled in cash.

Name and Position	Restricted Stock Units
Juliana L. Chugg Director	2,110
Knut Kleedehn Director	3,152
J. Michael Losh Director	3,224
Richard L. Marcantonio Director	3,190
Lee R. Mitau Director	4,977
Alfredo Rovira Director	2,136
John C. van Roden, Jr. Director	2,110
R. William Van Sant Director	3,327
Nonexecutive Director Group (8 persons)	24,226
Nominees for Election as Director (3 persons)	7,436
Each associate of the above-mentioned directors or nominees	-0-

Equity Compensation Plan Information

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of November 29, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	2,302,073	(1)	$18.04	(2)	5,169,401	(3)
Equity compensation plans not approved by security holders	NONE		—		NONE

Total	2,302,073		$18.04		5,169,401

(1)	Consists of 1,923,041outstanding stock options, 57,762 outstanding restricted stock units and 321,270 deferred units convertible to common stock under the company’s deferred compensation plans.

(2)	The weighted average exercise price does not include outstanding restricted stock units or deferred units convertible to common stock under the company’s deferred compensation plans.

(3)	The following numbers of shares remained available for issuance under each of our equity compensation plans at November 29, 2008. Grants under these plans may be in the form of any of the listed types of awards. Of the number of shares available under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan, only 989,068 of these shares remained available for restricted stock or restricted stock unit awards as of November 29, 2008.

Plan	Number of Shares	Types of Awards
Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan	5,101,908	Options, restricted stock, restricted stock units, stock appreciation rights and performance awards

Key Employee Deferred Compensation Plan	67,493	Deferred units convertible to common stock

Federal Tax Consequences

The Company has been advised by its counsel that awards made under the 2009 Plan generally will result in the following tax consequences for United States citizens under current United States federal income tax laws. The following summary does not address any other taxes imposed by the United States or any state or political subdivision thereof, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Stock Options.    A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a stock option is granted under the 2009 Plan. Generally, at the time of exercise of a stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

Restricted Stock.    Unless a recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, generally (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

Stock Appreciation Rights, Restricted Stock Units, Performance Awards, Dividend Equivalents and Other Stock-Based Awards.    Generally, (i) a recipient will not realize income upon the grant of a stock appreciation right, restricted stock unit, performance award, dividend equivalent or other stock-based award, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock, a combination of cash and shares, or other property are delivered to the recipient upon exercise of a stock appreciation right or in payment of a restricted stock unit, performance award, dividend equivalent or other stock-based award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock or other property received. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

Stock Awards.    The recipient of a stock award will realize ordinary income upon the grant of stock, and the Company will be entitled to a corresponding deduction. The amount of such ordinary income and deduction will be the fair market value of the common stock on the date of the grant. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

Exercise of Awards.    Special rules may apply in the case of participants subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received pursuant to the exercise of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Proposal

We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

Approval of this plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR approval of the H.B. Fuller Company 2009 Director Stock Incentive Plan.

Appendix A

H.B. FULLER COMPANY 2009 DIRECTOR STOCK INCENTIVE PLAN

H.B. FULLER COMPANY

2009 DIRECTOR STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to aid in attracting and retaining directors capable of assuring the future success of the Company, to offer the directors incentives to put forth maximum efforts for the success of the Company’s business and to afford the directors an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall have the meaning ascribed to such term in an Award Agreement or any other applicable agreement between the Participant and the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or such other committee of directors as may be designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(h) “Company” shall mean H.B. Fuller Company, a Minnesota corporation, or any successor corporation.

(i) “Dividend Equivalent” shall mean any right granted under Section 5(e) of the Plan.

(j) “Eligible Person” shall mean any director of the Company who is not an employee of the Company or any Affiliate of the Company.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m) “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to qualify as an incentive stock option under Section 422 of the Code or any successor provision.

(n) “Other Stock-Based Award” shall mean any right granted under Section 5(g) of the Plan.

(o) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(p) “Performance Award” shall mean any right granted under Section 5(d) of the Plan.

(q) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(r) “Plan” shall mean this H.B. Fuller 2009 Director Stock Incentive Plan, as amended from time to time.

(s) “Restricted Stock” shall mean any Share granted under Section 5(c) of the Plan.

(t) “Restricted Stock Unit” shall mean any unit granted under Section 5(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(u) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(v) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(w) “Shares” shall mean shares of Common Stock, par value $1.00 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 5(b) of the Plan.

(y) “Stock Award” shall mean any Share granted under Section 5(f) of the Plan.

Section 3. Administration.

The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement.

Section 4. Shares Available for Awards.

(a) Shares Available.    Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 300,000. Shares issued pursuant to the Plan may be either from the authorized but unissued Shares or from Shares reacquired by the Company, including Shares purchased in the open market. If any Shares covered by an Award or to which an Award relates are not purchased by the Participant or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option or Other Stock-Based Award involving a purchase right granted pursuant to the Plan shall not be available for granting Awards.

(b) Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Awards.

(a) Options.    The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term.    The term of each Option shall be fixed by the Committee.

(iii) Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares.    Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.    Except as otherwise determined by the Committee, upon a Participant’s resignation or removal as a director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents.    The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(f) Stock Awards.    The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.    The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 5(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other

Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof) and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards.    No Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported sale, transfer, pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Section 409A Provisions.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 6. Amendment and Termination; Corrections.

(a) Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan; and

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 5(a)(i) and 5(b)(ii) of the Plan.

(b) Amendments to Awards.    Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 7. General Provisions.

(a) No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.    No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders.    Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Directorship.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director.

(f) Governing Law.    The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of the Plan or any Award and any rules and regulations relating to the Plan or any Award.

(g) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 8. Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the shareholders of the Company.

Section 9. Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of the Company to amend the Plan, shall extend beyond the end of such period.

Adopted by the Board on December 4, 2008, subject to and effective upon shareholder approval.

DIRECTIONS TO H.B. FULLER COMPANY

1200 Willow Lake Boulevard

St. Paul, Minnesota

651-236-5900

Directions:

From the North:    Take I-35E south to County Road E. Take the County E exit (Exit 115) and turn left onto County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the South:    Take I-35E north to County Road E (approx. 10 miles from downtown St. Paul). Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the West:    Take I-494 or I-94 east to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the East:    Take I-694 west to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

PARKING:    Parking is available in the parking lot of the H.B. Fuller Company headquarters.

B-1

Annual Meeting of Shareholders Thursday, April 16, 2009 2:00 p.m. H.B. Fuller Company 1200 Willow Lake Boulevard Saint Paul, Minnesota

H.B. Fuller P.O. Box 64683 St. Paul, MN 55164-0683	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, appoints Michele Volpi, James R. Giertz and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of H.B. Fuller Company to be held at the H.B. Fuller Company headquarters, 1200 Willow Lake Boulevard, Saint Paul, Minnesota on Thursday, April 16, 2009 at 2:00 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET – www.eproxy.com/ful

•	Use the Internet to vote your proxy until 12:00 p.m. (CT) on Wednesday, April 15, 2009.

PHONE – 1-800-560-1965

•	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on Wednesday, April 15, 2009.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,

YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Juliana L. Chugg	03 Alfredo L. Rovira	☐ Vote FOR	☐ Vote WITHHELD
	02 Richard L. Marcantonio		all nominees (except as specified below)	from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 28, 2009.			☐ For ☐ Against ☐ Abstain

3. To approve the H.B. Fuller Company 2009 Director Stock Incentive Plan.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box    ☐      Indicate changes below:                                     Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Shareholders Thursday, April 16, 2009 2:00 p.m. H.B. Fuller Company 1200 Willow Lake Boulevard Saint Paul, Minnesota

H.B. Fuller P.O. Box 64683 St. Paul, MN 55164-0683	Voting Instructions to Trustee

H.B. Fuller Company Thrift Plan

I hereby direct Wells Fargo Bank, N.A., as Trustee of the H.B. Fuller Company Thrift Plan Trust to vote at the Annual Meeting of Shareholders of H.B. Fuller Company (the “Company”) to be held at the Company headquarters, 1200 Willow Lake Boulevard, Saint Paul, Minnesota on Thursday, April 16, 2009 at 2:00 p.m. and at any adjournment thereof, the shares of common stock of the Company allocated to my accounts.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

INTERNET – www.eproxy.com/ful

•	Use the Internet to vote your proxy until 12:00 p.m. (CT) on Monday, April 13, 2009.

PHONE – 1-800-560-1965

•	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on Monday, April 13, 2009.

MAIL – Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope provided.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,

YOU DO NOT NEED TO MAIL BACK YOUR VOTING INSTRUCTION CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS VOTING INSTRUCTION CARD.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Juliana L. Chugg	03 Alfredo L. Rovira	☐ Vote FOR	☐ Vote WITHHELD
	02 Richard L. Marcantonio		all nominees (except as specified below)	from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 28, 2009.			☐ For ☐ Against ☐ Abstain

3. To approve the H.B. Fuller Company 2009 Director Stock Incentive Plan.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box    ☐      Indicate changes below:                                              Date

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.